                    AS FILED WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION
                      REGISTRATION STATEMENT NO. 333-92336

                       Securities and Exchange Commission
                              Washington D.C. 20549

                                   AMENDMENT 4

                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             Sky Way Aircraft, Inc.
             (Exact name of registrant as specified in its charter)

             Nevada                   7389                      48-1256417
           (State of        (Primary standard industrial     (I.R.S. employer
          Incorporation)     classification code number)   identification number)

                            6021 - 142nd Avenue North
                              Clearwater, FL 33760
                                  727.535.8211
                  (Address and telephone number of Registrant's
                          principal executive offices)

               The registered office of this corporation is at
 202 North Curry Street, Suite 100, City of Carson City, State of Nevada, 89703-4121
         The resident agent is State Agent and Transfer Syndicate, Inc.

                             Telephone: 775.882.1031
                      (Name, address, and telephone number
                        of Agent for Service of Process)

                                   Copies to:
                            Williams Law Group, P.A.
                               2503 W. Gardner Ct.
                                 Tampa FL 33611
                               Phone: 813.831.9348
                                Fax: 813.832.5284

                Approximate Date of Commencement of Proposed Sale
               to the Public: Effective date of this Registration
                                    Statement

                If any of the securities being registered on this
                Form are to be offered on a delayed or continuous
               basis pursuant to Rule 415 under the Securities Act
                      of 1993, check the following box [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Each Class                                                Amount of
Securities to be       Shares to be    Valuation    Aggregate    Registration
Registered              Registered     Per Share    Valuation        Fee
Common Shares            5,000,000      $17.50     $87,500,000    $8050.00

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a),
MAY DETERMINE.

                             Sky Way Aircraft, Inc.

                                   $87,500,000
                             5,000,000 Common Shares
                           At $17.50 per Common Share

                      There is no minimum offering amount.

The common shares are being offered on a self underwritten basis by Brent C.
Kovar and James Kent, officers and directors of Sky Way Aircraft.

Our offering will commence on the effective date of this prospectus and will terminate no later than December 31, 2003.

This is our initial public offering and no public market current exists for our securities. We have not applied to be listed on any trading market or exchange.

An investment in our securities is speculative and involves a high degree of risk. Consider carefully the risk factors beginning on page 8 in the prospectus.

Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 to $87,500,000. We may receive no proceeds.

Our officers and directors will sell the securities.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March __, 2003.

                                TABLE OF CONTENTS

Summary........................................................................6
Risk Factors...................................................................9
        Our poor financial condition raises substantial doubt about our ability to continue as a going concern.  You will be unable to determine whether we will ever become profitable.......................9

        Because our ability to continue as a going concern is in doubt and we have no definitive plan in place that is capable of removing the threat to the continuation of our business, we may not be able to continue operations in the future.......................9

        We have a limited operating history; because our planned growth is contingent upon receiving additional funding, you will be unable to evaluate whether our business will be successful.............9

        If we are unable to obtain sufficient funds to close the
        acquisition of assets from Claircom Communications Group,
        Inc., dba AT&T Wireless Services, Aviation Communications
        Division, we will not be able to implement our business plan, and you may lose your entire investment...............................10

        Because our agreement with Claircom Communications Group, Inc., dba AT&T Wireless Services, Aviation Communications Division does not give us any rights to the ground stations, towers and related equipment that was part of the Claircom Communications network, if we do not obtain rights to the ground stations, equipment and towers, we will not be able to implement our business plan............10

        Because we require an FCC license for transmission of data between the ground and airplanes, we may not be able to implement our business plan.....................................................10

        If signal receiving aircraft equipment currently in place is removed or if we are unable to secure new installations in additional aircraft, which will also require additional FCC approval, we may not be able to implement our business plan...........10

        If we do not secure transmission facilities and equipment to transmit data between the from the towers to ground locations for our airplane applications and between ground locations for our homeland security applications, we may not be able to
        implement our business plan...........................................10

        If we do not complete our operations center, we will not be able to implement our business plan...................................11

        If we do not have the use of a secure data storage facility, we will not be able to implement our business plan.......................11

        Because our officers and directors are officers and directors of Sky Way Global, our technology licensor, they are subject to certain conflicts of interest which could reduce or eliminate our revenues or cause us to cease operations..........................11

        Because our wireless data transmission business depends upon our licensed intellectual property rights, for which a patent has been applied but has not been granted, our revenues may be reduced...............................................................11

        Because our wireless communication technology has not been accepted by the public as an acceptable form of communication with aircraft, we face significant barriers to acceptance of our services..............................................................11

        Because the wireless communication industry is subject to rapid technological change, our technology could become outdated, which could reduce our revenues.............................................11

        We will depend on relationships with the airline industry and applicable government agencies. If we cannot develop these relationships, we will not be profitable and you may lose
        your entire investment................................................12

        Our vulnerability to security breaches, glitches and other computer failures could harm ability to develop and retain our customer base, which could reduce our revenues....................12

        You will experience immediate dilution of at least $11.69 or
        66.80% of your investment if we raise the entire offering amount and at least $16.58 or 94.74% of your investment if we raise only $10,000,000......................................................12

        Because many of our competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, we may not be able to compete effectively, which could reduce our revenues.......................................12

        Day-to-day management decisions are made by Brent Kovar,
        president and James Kent, CEO AND CFO.  If we lose the services of Mr. Kovar or Mr. Kent, development of our business plan may be slower than anticipated............................................12

        Brent Kovar, president and James Kent, CEO AND CFO will devote less than full time to our business, which may reduce our
        revenues..............................................................12

        Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to
        influence our activities..............................................13

        Because there is no minimum offering amount, we may not sell sufficient common shares in this offering to complete our business plan..................................................................13

        The offering price of $17.50 per share has been arbitrarily set by our board of directors and accordingly does not indicate the actual value of our business..........................................13

        Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares.  We may not meet the National Association of Securities
        Dealers, Inc. BBX exchange listing requirements which may be implemented in 2003 or thereafter, which may lead to increased investment risk and inability to sell your shares.....................13

        Because in the future, our stock may trade on the over-the-counter bulletin board, our stockholders may have greater difficulty in selling their shares when they want and for the price they want.......13

        Because stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts, our stockholders may have greater
        difficulty in selling their shares when they want and for
        the price they want...................................................14

        Certain Nevada corporation law provisions could prevent a
        potential takeover of us which could adversely affect the market price of our common stock or deprive you of a premium over the

Changes in and Disagreements with Accountants on Accounting and Financial
   Disclosure.................................................................39

                                     Summary

The prospectus summary contains a summary of all material terms of the prospectus. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the
Financial Statements section beginning on page F-1 prior to making an investment decision. In addition, you should consult you tax, legal, or business advisor before making an investment.

Our Organization

Sky Way Aircraft was incorporated on April 24, 2002 under the laws of the State of Nevada. We are authorized to issue 40,000,000 shares of $.001 par value common stock of which 10,000,000 shares are currently outstanding, after a
1.8516 for 1 share stock split authorized March 11, 2003. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock, of which no shares are outstanding.

Our Business

Our principal executive and administrative offices are located at 6021 - 142nd
Avenue North, Clearwater, FL 33760. Our phone number is 727.535.8211. This facility will also house our research lab and engineering staff and a network monitoring and operations center.

From our inception on April 24, 2002 to October 31, 2002, we incurred operating losses of ($241,184) and had a net working capital deficiency of $241,184. In addition, as of October 31, 2002, we had only $831 of current cash available.
Our cash resources of $831 are not sufficient to satisfy our cash requirements over the next 12 months. We will need to secure a minimum of $1,000,000 to satisfy such requirements, but we need an additional minimum of $3,400,000 to finance our planned expansion in the next 12 months, which funds will be used for asset acquisition and product development, and personnel. We will need an additional approximately $600,000 to repay our advances from Sky Way Global,
Inc., an affiliate. In order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise funds from this offering of our stock. However, we may not raise any funds from this offering.
We have no other source of funding identified. Our failure to raise funds in this offering would impair and delay our ability to implement our business plan and to repay advances from Sky Way Global.

Sky Way Aircraft was formed to utilize wireless data transmission software technology developed by Sky Way Global, Inc., an affiliate, in certain applications only. We can only use this technology in homeland security and other applications in the aircraft industries. This technology is a software program for data indexing, which is similar to data compression but which mitigates data loss problems associated with compression. This technology permits faster and less expensive transmission of data, video, voice and audio between the ground and an airplane or other homeland security related ground locations than using traditional, non-indexed data transmission mechanisms. This is because indexed data takes up less transmission space, and thus travels faster and costs less to transmit than non-indexed data transmission.

We currently have no customers. All of our products and services are in the development stage and will require additional testing. In addition, we need to develop our infrastructure and secure agreements with a number of third party service providers in order to commence operations.

We are currently in the process of testing our technology in the transmission of data between the ground and airplanes. We have demonstrated that video and internet connection data can be transmitted between the ground and airplanes using our technology. We are in the process of additional testing to refine these communication links. We will not be able to finish testing until we obtain the necessary funding.

When initial testing is completed, we anticipate that our technology will allow customers to use our data transmission network for the following homeland security and other types of uses in ground to aircraft to ground communications:

        o   Video link
        o   Internet Access
        o   Video link anti-terrorism applications.
        o   Remote control anti-terrorism applications.
        o   Monitor aircraft systems.
        o   Customer and entertainment services, including telephone and audio/video on demand.

In the future, we anticipate that we will also be able to offer our customers emergency communication networks that can be used for surveillance and monitoring of chemical, biological, radiological, nuclear or other terrorist attacks on locations such as

        o   Manufacturing plants
        o   Ports of entry
        o   Utility sites
        o   Oil and gas pipelines
        o   Airline and ship cargo containers

Sky Way Global has developed and tested this type of communications network in
Tampa Florida, although for consumer rather than homeland security uses.

However, before we can implement any of these services, we will also need:

        o   Transmission facilities and equipment to transmit between the ground and airplanes
        o   FCC license for transmission between the ground and airplanes
        o   Transmission facilities and equipment to transmit between the towers to ground locations for our airplane applications and between ground locations for our homeland security applications
        o   Existing equipment in airplanes to remain in place and additional equipment to installed in additional airplanes
        o   Development of a Network Operations and Monitoring Center
        o   An agreement with a secure facility for off-site data storage

License from and other relationships with Sky Way Global

As of March 11, 2003, following our stock split, we entered into an Amended and
Restated Software License and Services Agreement with Sky Way Global. Sky Way
Global granted to us license to use their patent pending software application specified for our business operations in the following areas only, reserving to
Sky Way Global the right to license to others for other uses: homeland security and other applications in the aircraft industries. In consideration of the grant of the license, we issued Sky Way Global or its assigns 1,360 shares of our common stock.

Technical support services will be provided as reasonably requested by us. We shall pay Sky Way Global a fee for these services, at hourly rates consistent with what Sky Way Global determines in good faith that we could obtain from independent third party providers for comparable services.

Engineering support services will be provided as reasonably requested by us. We shall pay Sky Way Global a fee for these services, at hourly rates consistent with what Sky Way Global determines in good faith that we could obtain from independent third party providers for comparable services.

The Agreement and application license granted under the Agreement shall continue perpetually unless terminated, for example, if we issue more than 20% of our then issued and outstanding common stock on a fully diluted basis in any 12 month period and such issuance directly or indirectly results in of if as a result thereof there otherwise occurs a change in the majority of the board of directors. Upon termination, we shall cease using, and shall return or destroy, all copies of the applicable applications.

We and Sky Way Global have common officers, directors and beneficial principal shareholders. As of the date of this registration statement, Sky Way Global has advanced us approximately $597,000 under an oral agreement, due upon demand with no interest.

Business of Sky Way Global

Sky Way Global LLC is a Nevada limited liability corporation formed in September
2000. It has had losses of $202,286.04 to date. As of February 28, 2003, it has
$264,420 in cash resources.

Sky Way Global provides wireless broadband internet service and private network service not related to the homeland security monitoring and aircraft industry applications to be provided by us. These services are based upon the same data indexing technology licensed to us.

Sky Way Global currently provides wireless internet service to approximately 50 individual customers in Tampa, Florida. Sky Way Global has no other customers other than us.

Asset Purchase Agreement

On January 16, 2003, we signed an Asset Purchase Agreement with Claircom
Communications Group, Inc., dba AT&T Wireless Services, Aviation Communications
Division to purchase ground station information, a restriction on selling intellectual property until February 28, 2003 and certain network operations center related equipment and software embedded in the equipment. As this date has passed, Claircom is now free to sell this intellectual property. The price was allocated $200,000 for the ground site information, $50,000 for the restriction on Claircom's transfer of intellectual property, and $250,000 for the equipment. $250,000 was paid upon execution for the ground site information and the restriction on ability to sell the intellectual property and $250,000 cash is to be paid for the equipment by May 31, 2003. The agreement also provides that the price for assignment and intellectual property consisting of license rights to patents and applications for patents for the equipment used in the aircraft will be an additional $1,000,000, subject to a final agreement between the parties being negotiated. No agreement has been reached concerning the acquisition of the intellectual property.

We intend to utilize funds from this offering to complete the purchase of the equipment and intellectual property. We have no other source of funds to complete the purchase identified.

The Offering

We are offering up to a maximum of 5,000,000 common shares at $17.50 per share.

There is no minimum amount of securities that must be sold in this offering and accordingly, no minimum amount of proceeds that will be raised. Investors may end up holding shares in a company that has not raised sufficient proceeds from the offering to continue operations and has an illiquid market for their shares.
The offering will terminate on or before December 31, 2003. Our officers and directors are offering the common shares on a self- underwritten basis.

There is no minimum offering amount and no escrow account has been established.
All proceeds from this offering will be deposited directly into our operating account There is no public market for our common shares.

Use of Proceeds

We will use the net proceeds of the offering over the next twelve months to commence operations, repay debt to affiliates, fund the asset purchase and for working capital.

                                  Risk Factors

Our poor financial condition raises substantial doubt about our ability to continue as a going concern. You will be unable to determine whether we will ever become profitable.

From our inception on April 24, 2002 to October 31, 2002, we incurred operating losses of ($241,184) and had a net working capital deficiency of $241,184. In addition, as of October 31, 2002, we had only $831 of current cash available.
Our cash resources of $831 are not sufficient to satisfy our cash requirements over the next 12 months. We will need to secure a minimum of $1,000,000 to satisfy such requirements, but we need an additional minimum of $3,400,000 to finance our planned expansion in the next 12 months, which funds will be used for asset acquisition and product development, and personnel. We will need an additional approximately $600,000 to repay our advances from Sky Way Global,
Inc., an affiliate. In order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise funds from this offering of our stock. However, we may not raise any funds from this offering.
We have no other source of funding identified. Our failure to raise funds in this offering would impair and delay our ability to implement our business plan and to repay advances from Sky Way Global.

Because our ability to continue as a going concern is in doubt and we have no definitive plan in place that is capable of removing the threat to the continuation of our business, we may not be able to continue operations in the future.

Our ability to continue as a going concern is dependent on our ability to raise funds to implement our planned development; however we may not be able to raise sufficient funds to do so. Our independent auditors have indicated that there is substantial doubt about our ability to continue as a going concern over the next twelve months. Other than this offering, in which we may not raise any funds, we have no definitive plan in place that is capable of removing the threat to the continuation of our business. Our poor financial condition could inhibit our ability to achieve our business plan, because we are currently operating at a substantial loss with no operating history and revenues, an investor cannot determine if we can remain in business or will ever become profitable.

We have a limited operating history; because our planned growth is contingent upon receiving additional funding, you will be unable to evaluate whether our business will be successful.

Our business development is contingent upon raising debt or equity funding. We have no sources of funding other than this offering identified. You must consider the risks, difficulties, delays and expenses frequently encountered by development stage companies in our business, which have little or no operating history, including whether we will be able to overcome the following challenges:

     o   Inability to raise necessary revenue to operate for the next 12 months or thereafter
     o   Advertising and marketing costs that may exceed our current estimates
     o   Unanticipated development expenses
     o   Our ability to generate sufficient revenues to offset the substantial costs of operating our business

Because significant up-front expenses, including advertising, sales, and other expenses are required to develop our business, we anticipate that we may incur losses until revenues are sufficient to cover our operating costs. Future losses are likely before our operations become profitable. As a result of our lack of operating history, you will have no basis upon which to accurately forecast our:

     o   Total assets, liabilities, and equity
     o   Total revenues
     o   Gross and operating margins
     o   Labor costs

Accordingly, the proposed business plans described in this prospectus may not either materialize or prove successful and we may never be profitable. Also, you have no basis upon which to judge our ability to develop our business and you will be unable to forecast our future growth.

If we are unable to obtain sufficient funds to close the acquisition of assets from Claircom Communications Group, Inc., dba AT&T Wireless Services, Aviation
Communications Division, we will not be able to implement our business plan, and you may lose your entire investment.

A key part of our business plan involves the acquisition of certain network assets from Claircom Communications Group, Inc., dba AT&T Wireless Services,
Aviation Communications Division. We need to secure $250,000 in additional funds prior to May 31, 2003 to close this acquisition. Further, we must secure an additional $1,000,000 to secure certain patent rights. Under the agreement,
Claircom is now free to sell this intellectual property to our competitors. We have no source of funds to finance this required amount identified. If we do not secure the necessary funds, we may not be able to implement our business plan and you may lose your entire investment.

Because our agreement with Claircom Communications Group, Inc., dba AT&T
Wireless Services, Aviation Communications Division does not give us any rights to the ground stations, towers and related equipment that was part of the
Claircom Communications network, if we do not obtain rights to the ground stations, equipment and towers, we will not be able to implement our business plan.

Our agreement with Claircom Communications Group, Inc., dba AT&T Wireless
Services, Aviation Communications Division does not give us any rights to the ground stations, towers and related equipment that was part of the Claircom
Communications network. If we do not obtain rights to the ground stations, equipment and towers, we will not be able to implement our business plan. Of the
162 tower sites in the system, we will have to negotiate separate agreements with approximately 150 separate owners. We have not yet commenced any formal negotiations with these owners. We cannot predict, when, if ever, we will acquire these rights.

Because we require an FCC license for transmission of data between the ground and airplanes, we may not be able to implement our business plan.

The Claircom Communications network operated in the private frequency band of
850MHz to 859MHz range. The Claircom Communications' FCC license has expired and we are in the process of applying for this license. If we do not secure this license, we will not be able to implement our business plan.

If signal receiving aircraft equipment currently in place is removed or if we are unable to secure new installations in additional aircraft, which will also require additional FCC approval, we may not be able to implement our business plan.

There is certain equipment related to the network installed in approximately
1700 commercial and 800 corporate airplanes that is used to send and receive ground signals in the aircraft. In order to implement our business plan, we need this equipment to stay in place. This equipment is owned by the aircraft owners and can be removed at will. In addition, in order to implement our business plan, we will have to acquire comparable equipment and enter into agreements with aircraft owners to have this equipment installed. Although we believe we can acquire additional equipment to be installed in aircraft in the future, we have not entered into any negotiations to acquire this equipment. We have not commenced negotiations with any aircraft owners to install our equipment. We cannot predict, when, if ever, we will acquire this equipment or enter into these agreements. In addition, we anticipate that we will require further certifications or approvals from the FCC for new equipment to be installed on airplanes in the future.

If we do not secure transmission facilities and equipment to transmit data between the from the towers to ground locations for our airplane applications and between ground locations for our homeland security applications, we may not be able to implement our business plan.

We currently are negotiating but have no agreements for transmission or data between the from the towers to ground locations for our airplane applications and between ground locations for our homeland security applications. If we do not secure such facilities and equipment, we may not be able to implement our business plan.

If we do not complete our operations center, we will not be able to implement our business plan.

An operations center, under development and anticipated to be completed in
September 2003, pending receipt of financing, will be located in Clearwater,
Florida and will provide 24 hour monitoring, recording and network management needed for the network. The operations center will provide all the facilities, fiber, and support services needed to meet the surveillance, monitoring and operational requirements for a nationwide network. We cannot implement our business plan if we do not complete our planned operations center.

If we do not have the use of a secure data storage facility, we will not be able to implement our business plan.

We will need to enter into an agreement with a third party for secure storage of data transmitted through our network. We have no agreement in place for this service and we cannot predict when, if ever, we will enter into an agreement for secure data storage. We cannot implement our business plan if we do not obtain an agreement with a secure data storage facility.

Because our officers and directors are officers and directors of Sky Way Global, our technology licensor, they are subject to certain conflicts of interest which could reduce or eliminate our revenues or cause us to cease operations.

Our officers and directors are officers and directors of Sky Way Global, our technology licensor. The agreement may be terminated as follows: Sky Way Global may terminate the Agreement or any application license upon written notice if we materially breach the Agreement and fail to correct the breach within thirty days following written notice specifying the breach. In addition Sky Way Global may immediately and without penalty terminate this agreement if we issue more than 20% of our then issued and outstanding common stock on a fully diluted basis in any 12 month period and such issuance directly or indirectly results in of if as a result thereof there otherwise occurs a change in the majority of the board of directors. Upon termination, we shall cease using, and shall return or destroy, all copies of the applicable applications. Accordingly, our officers and directors are subject to certain conflicts of interest which could eliminate our revenues or cause us to cease operations. We have no provisions in place for dealing with these conflicts.

Because our wireless data transmission business depends upon our licensed intellectual property rights, for which a patent has been applied but has not been granted, our revenues may be reduced.

There is currently only a patent pending on our licensed technology. We cannot terminate our license agreement even if a patent is not granted. The patent may not be granted, in which case competitors could utilize our licensed technology to compete with us, which could reduce our revenues.

Because our wireless communication technology has not been accepted by the public as an acceptable form of communication with aircraft, we face significant barriers to acceptance of our services.

Our business involves the use of wireless technology to communicate with aircraft. The use wireless broadband technology using our indexing technology is relatively new form by which to provide these type services. Traditionally, these communications are done much as traditional cell phone technology, which lacks our broadband and indexing technology. Potential customers may perceive these traditional methods of communication as being more reliable than our newer technology. Accordingly, we face significant barriers to overcome the consumer preferences of traditionally used technology for the type of services that we offer.

Because the wireless communication industry is subject to rapid technological change, our technology could become outdated, which could reduce our revenues.

The wireless communications industry is subject to rapid technological change.
The use wireless broadband technology using our indexing technology could become outdated. Unless our licensed technology were then able to be changed to keep up with developments in the industry, customers could switch to alternative technologies and our revenues could be reduced

                                       10

We will depend on relationships with the airline industry and applicable government agencies. If we cannot develop these relationships, we will not be profitable and you may lose your entire investment.

We do not currently have any relationships within the airline industry.
Development and distribution of our services will be highly dependent on establishing relationships with aviation/aerospace product and service providers as well as airlines, air charter companies, and corporate flight departments specific to our business plan. The airline industry's current financial condition has caused airlines and related service providers to postpone, and in some cases, cancel new technology investments. The aftermath of September 11,
2001 has had a negative effect on the airline industry's financial condition.
Our operations may never become profitable if we cannot establish the necessary relationships to distribute our services.

Our vulnerability to security breaches, glitches and other computer failures could harm ability to develop and retain our customer base, which could reduce our revenues.

We are an wireless communications service provider. The secure transmission of confidential information over public networks is a critical element of our operations. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in our operations.
If we are unable to prevent unauthorized access to our users' information and transactions, our customer relationships will be harmed. Although we intend to implement industry-standard security measures, these measures may not prevent future security breaches. Heavy stress placed on our systems could cause systems failures or operation of our systems at unacceptably low speeds. These operational problems could reduce our revenues.

You will experience immediate dilution of at least $11.69 or 66.80% of your investment if we raise the entire offering amount and at least $16.58 or 94.74%
of your investment if we raise only $10,000,000.

Immediately after the offering, if we raise the entire amount, the book value per common share will decrease by $11.69 or 66.80% less than the offering price.
If we only raise 25% of the total offering amount, the book value per common share will decrease by $15.58 or 89.03% less than the offering price.

Because many of our competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, we may not be able to compete effectively, which could reduce our revenues.

The wireless data transmission industry is highly competitive. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, as well as other competitive advantages over us. This could reduce our revenues.

Day-to-day management decisions are made by Brent Kovar, president and James
Kent, CEO AND CFO. If we lose the services of Mr. Kovar or Mr. Kent, development of our business plan may be slower than anticipated.

The success of our business is dependent upon the expertise of Brent Kovar, president and James Kent, CEO AND CFO, who will continue to control our day-to-day business affairs after this offering. Because Brent Kovar, president and James Kent, CEO AND CFO are essential to our operations, you must rely on their management decisions. We have not entered into any agreement with them that would prevent them from leaving us, nor have we obtained any key man life insurance relating to them. If we lose their services, we may not be able to hire and retain another president or CEO AND CFO. As a result, the loss of any of these individual's services could reduce our revenues.

Brent Kovar, president and James Kent, CEO AND CFO will devote less than full time to our business, which may reduce our revenues.

Brent Kovar, president devotes approximately 60% of his time and James Kent, CEO
AND CFO devotes approximately 90% of his time to our business.  They may not be able to devote the time necessary to our business to assure successful implementation of our business plan.  Further, they are is subject to a conflict of interest as to whether to spend their time on our or other's activities, including that of our affiliate, Sky Way Global.

                                       11

Our management has significant control over stockholder matters, which may affect the ability of minority stockholders to influence our activities.

Collectively, our officers and directors beneficially own all of our outstanding common stock. As such, our officers and directors control the outcome of all matters submitted to a vote by the holders of our common stock, including the election of our directors, amendments to our certificate of incorporation and approval of significant corporate transactions. Additionally, our officers and directors could delay, deter or prevent a change in our control that might be beneficial to our other stockholders.

Because there is no minimum offering amount, we may not sell sufficient common shares in this offering to complete our business plan.

Any funds received from the sale of common shares will be immediately available to us. There is no escrow account or minimum offering amount that must be raised before funds can be released. We may not raise sufficient funds to continue operations. Investors may end up holding shares in a company that has not raised sufficient proceeds from the offering to continue operations.

The offering price of $17.50 per share has been arbitrarily set by our board of directors and accordingly does not indicate the actual value of our business.

The offering price of $17.50 per share is not based upon earnings or operating history, does not reflect the our actual value, and bears no relation to our earnings, assets, book value, net worth or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the offering price for the shares. Accordingly, the offering price should not be regarded as an indication of any future market price of our stock.

Because there is not now and may never be a public market for our common stock, investors may have difficulty in reselling their shares. We may not meet the
National Association of Securities Dealers, Inc. BBX exchange listing requirements which may be implemented in 2003 or thereafter, which may lead to increased investment risk and inability to sell your shares.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors ability to resell their shares.

If this Registration Statement is approved by the Securities and Exchange
Commission, we plan to apply to have our common stock quoted on the
Over-the-Counter Bulletin Board; however, the National Association of Securities
Dealers has proposed to the Securities and Exchange Commission that the
Over-the-Counter Bulletin Board be phased out beginning in 2003 and eliminated thereafter, to be replaced with the BBX exchange. If this occurs, we may not meet the new exchange listing requirements, including the requirement to have one hundred round lot shareholders, and a float of 200,000 shares, one independent director and an audit committee. Should we fail to meet the new exchange requirements, you may lose your entire investment.

Because in the future, our stock may trade on the over-the-counter bulletin board, our stockholders may have greater difficulty in selling their shares when they want and for the price they want.

The over-the-counter bulletin board is separate and distinct from the Nasdaq stock market. The bulletin board does not operate under the same rules and standards as the Nasdaq stock market, including for example order handling rules. The absence of these rules and standards may make it more difficult for a stockholder to obtain execution of an order to trade and to obtain the price they wanted for a trade. This means our shareholders may not be able to sell their shares when they want for a price they want.

                                       12

Because stocks traded on the bulletin board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts, our stockholders may have greater difficulty in selling their shares when they want and for the price they want.

Investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the over-the-counter bulleting board rather than on Nasdaq. Investors' orders may be filled at a price much different than expected when an order is placed.
Trading activity in general is not conducted as efficiently and effectively as with Nasdaq-listed securities.

Investors must contact a broker dealer to trade bulletin board securities.
Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders
- an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Sales of our common stock under Rule 144 could reduce the price of our stock.

As of March 11, 2003, following our stock split, there are 10,000,000 Shares of our common stock held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. No Shares have been sold pursuant to Rule 144 of the Securities Act of 1933, however as of April 24, 2004, 5,400,000 of these shares held by affiliates are eligible for resale under 144, with the remainder eligible March 1, 2004.

Once this registration statement is effective, the shares purchased in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our affiliates, which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

We are authorized to issue preferred stock which, if issued, may reduce the market price of the common stock.

Our directors are authorized by our articles of incorporation to issue up to
10,000,000 shares of preferred stock without the consent of our shareholders.
Our preferred stock, if issued, may rank senior to common stock with respect to payment of dividends and amounts received by shareholders upon liquidation, dissolution or winding up. Our directors will set such preferences. The issuance of such preferred shares and the preferences given the preferred shares, do not need the approval of our shareholders. The existence of rights, which are senior to common stock, may reduce the price of our common shares. We do not have any plans to issue any shares of preferred stock at this time.

Certain Nevada corporation law provisions could prevent a potential takeover of us which could adversely affect the market price of our common stock or deprive you of a premium over the market price.

We are incorporated in the State of Nevada. Certain provisions of Nevada corporation law could adversely affect the market price of our common stock.
Because Nevada corporation law requires board approval of a transaction involving a change in our control, it would be more difficult for someone to acquire control of us. Nevada corporate law also discourages proxy contests making it more difficult for you and other shareholders to elect directors other than the candidates nominated by our board of directors.

                                       13

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements that which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will,"
"should," or "anticipates" or the negative thereof or other variations, thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are effected by significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Sky Way Aircraft, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Sky Way Aircraft, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                    Business

Our principal executive and administrative offices are located at 6021 - 142nd
Avenue North, Clearwater, FL 33760.  Our phone number is 727.535.8211.

From our inception on April 24, 2002 to October 31, 2002, we incurred operating losses of ($241,184) and had a net working capital deficiency of $241,184. In addition, as of October 31, 2002, we had only $831 of current cash available.
Our cash resources of $831 are not sufficient to satisfy our cash requirements over the next 12 months. We will need to secure a minimum of $1,000,000 to satisfy such requirements, but we need an additional minimum of $3,400,000 to finance our planned expansion in the next 12 months, which funds will be used for asset acquisition and product development, and personnel. We will need an additional approximately $600,000 to repay our advances from Sky Way Global,
Inc., an affiliate. In order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise funds from this offering of our stock. However, we may not raise any funds from this offering.
We have no other source of funding identified.

Sky Way Aircraft was formed to utilize wireless data transmission software technology developed by Sky Way Global, Inc., an affiliate. This technology will be used in homeland security and other applications in the aircraft industries.
This technology is a software program for data indexing, which is similar to data compression but which mitigates data loss problems associated with compression. This technology permits faster and less expensive transmission of data, video, voice and audio between the ground and an airplane or other homeland security related ground locations than using traditional, non-indexed data transmission mechanisms. This is because indexed data takes up less transmission space, and thus travels faster and costs less to transmit than non-indexed data transmission.

We currently have no customers. All of our products and services are in the development stage and will require additional testing. In addition, we need to develop our infrastructure and secure agreements with a number of third party service providers in order to commence operations.

                                       14

Product and Service Testing

We are currently in the process of testing our technology in the transmission of data between the ground and airplanes. In order to provide uninterrupted coverage to airborne aircraft, the signal will be passed from ground station to ground station where the signal will actually be provided by two ground stations simultaneously. As the signal weakens from the first ground station and strengthens to the second ground station, the second ground station will take over providing the primary signal to the aircraft.

Based upon our tests at 35,000 feet, data transmission coverage is estimated to be within a radius of 300 miles from any ground based antenna. These preliminary tests indicate that with the installation of a permanently installed external antenna and computer systems, an increase in bandwidth to 12- 15 Mbps is possible. Although our competition might be able to communicate at the same speed, they lack our data integration technology such that they would have to utilize such greater bandwidth that communication would be significantly less economically feasible. Sky Way Global's engineering tests have demonstrated that a maximum of 10-12 Mbps would be required to transport all the required aircraft data and that the 300 air mile coverage that would be provided if we secure the rights to utilize the towers of the Claircom Communication's network would be sufficient to support most aircraft-related applications of our potential customers.

Our tests have demonstrated that video and internet connection data can be transmitted between the ground and airplanes using our technology. We are in the process of additional testing to refine these communication links. We anticipate that we will need and additional $500,000 for research and development and
$600,000 to complete this testing. If funds are available, we anticipate that the testing will be completed in September 2003. This development and testing is being done for us by Sky Way Global. We intend reimburse Sky Way Global for these costs from the proceeds of this offering.

Aircraft Industry

Our potential customers include the airline companies as well as service providers to airline companies who need to utilize data transmission capabilities in connection with products or services they offer or may in the future offer to the commercial aircraft industry.

When fully developed, we anticipate that customers will be able to utilize our technology and network to implement the following services:

Video Link Anti-Terrorism and other applications. A video link can be used to monitor activities in the cockpit and cabin of the aircraft. The video feed can be viewed in real time or stored and viewed as needed. This video link could also be used for passenger and employee security identification.

In addition to anti-terrorism applications, a two-way video feed could assisting crewmembers or on-board medical or other personnel in emergency situations. Our technology allows for real-time video up to 30 frames per second, with multiple camera video surveillance systems that can provide both zoom and pan options cover all areas from the cockpit to cabin, which can be utilized while the airplane is airborne or on the tarmac.

Remote Control Anti-Terrorism applications. A remote control from the ground could be used to fly a plane from the ground. It could also be coupled with the capability of releasing a sleeping agent as a deterrent against terrorists injuring passengers or destroying the aircraft.

Monitor aircraft systems. Our technology provides an interface to digital flight data recorder and other data capture equipment onboard the aircraft, thereby alerting operations of potential maintenance issues prior to the aircraft landing and reaching its destination. It could also obviate the need to find the
"black boxes" or to capture this data on planes that don't have a black box in case of a crash.

                                       15

Customer and entertainment services.  These services include:

        o   Internet access
        o   telephone services
        o   videos on demand
        o   audio on demand
        o   online shopping
        o   other in-flight entertainment services.

As a result of the events of September 11, 2001, there has been increased focus on products and service that relate to aviation security. The current financial situation within the aviation business has, however, weakened this market in the short term. Sky Way Aircraft must build relationships with aerospace service providers who are capable of integrating the Sky Way Global technology into their current and future applications.

Customers will have to provide their own equipment to provide these products and services, as our services will be limited to data transmission only. We have not commenced any testing on these applications and will not be able to do so until we obtain the funding necessary for the testing. We anticipate that we will need and additional $600,000 to complete this testing. If funds are available, we anticipate that the testing will be completed in September 2003. This development and testing will also be done for us by Sky Way Global.

Homeland Security

When developed, we anticipate that we will also be able to offer our customers emergency communication networks that can be used for surveillance and monitoring of chemical, biological, radiological, nuclear or other terrorist attacks on locations such as

        o   Manufacturing plants
        o   Ports of entry
        o   Utility sites
        o   Oil and gas pipelines
        o   Airline and ship cargo containers

Sky Way Global has developed and tested this type of communications network in
Tampa Florida, although for consumer rather than homeland security uses.

As a result of the events of September 11, 2001, there has been increased focus on products and service that relate to homeland security. Sky Way Aircraft must build relationships with homeland security monitoring service providers who are capable of integrating the Sky Way Global technology into their current and future applications.

Customers will have to provide their own equipment to provide these products and services, as our services will be limited to data transmission only.

Actions Needed to Implement Our Business Plan

In addition to completing our testing, before we can implement any of our planned services, we will also need:

        o   Transmission facilities and equipment to transmit between the ground and airplanes
        o   FCC license for transmission between the ground and airplanes
        o   Transmission facilities and equipment to transmit between the towers to ground locations for our airplane applications and between ground locations for our homeland security applications
        o   Existing equipment in airplanes to remain in place and additional equipment to installed in additional airplanes
        o   Development of a Network Operations and Monitoring Center
        o   An agreement with a secure facility for off-site data storage

                                       16

Transmission facilities and equipment to transmit data between the ground and airplanes. As a first step in acquiring this capability, we have entered into an asset purchase agreement with Claircom Communications Group, Inc., dba AT&T
Wireless Services, Aviation Communications Division. The agreement was for us to purchase ground station information, a restriction on selling intellectual property until February 28, 2003 and certain network operations center related equipment and software embedded in the equipment. As this date has passed,
Claircom is now free to sell this intellectual property. The price was allocated
$200,000 for the ground site information, $50,000 for the restriction on
Claircom's transfer of intellectual property, and $250,000 for the equipment.
$250,000 was paid upon execution for the ground site information and the restriction on ability to sell the intellectual property and $250,000 cash is to be paid for the equipment by May 31, 2003. The agreement also provides that the price for assignment and intellectual property consisting of license rights to patents and applications for patents for the equipment used in the aircraft will be an additional $1,000,000, subject to a final agreement between the parties being negotiated. No agreement has been reached concerning the acquisition of the intellectual property.

We intend utilize funds from this offering to complete the purchase of the equipment and intellectual property.  We have no other source of funds to complete the purchase identified.

The agreement does not give us any rights to the ground stations, towers and related equipment that was part of the Claircom Communications network. If we do not obtain rights to the ground stations, equipment and towers, we will not be able to implement our business plan. Of the 162 tower sites in the system, we will have to negotiate separate agreements with approximately 150 separate owners. We have not yet commenced any formal negotiations with these owners. We cannot predict, when, if ever, we will acquire these rights.

FCC license for transmission of data between the ground and airplanes. The
Claircom Communications network operated in the private frequency band of 850MHz to 859MHz range. The Claircom Communications' FCC license has expired and we are in the process of applying for this license.

Transmission facilities and equipment to transmit data between the from the towers to ground locations for our airplane applications and between ground locations for our homeland security applications. We currently are negotiating but have no agreements for transmission or data between the from the towers to ground locations for our airplane applications and between ground locations for our homeland security applications.

Aircraft equipment. There is certain equipment related to the network installed in approximately 1700 commercial and 800 corporate airplanes that is used to send and receive ground signals in the aircraft. In order to implement our business plan, we need this equipment to stay in place. This equipment is owned by the aircraft owners and can be removed at will. In addition, in order to implement our business plan, we will have to acquire comparable equipment and enter into agreements with aircraft owners to have this equipment installed.
Although we believe we can acquire additional equipment to be installed in aircraft in the future, we have not entered into any negotiations to acquire this equipment. We have not commenced negotiations with any aircraft owners to install our equipment. We cannot predict, when, if ever, we will acquire this equipment or enter into these agreements. In addition, we anticipate that we will require further certifications or approvals from the FCC for new equipment to be installed on airplanes in the future.

Operations Center. An operations center, under development and anticipated to be completed in September 2003, pending receipt of $700,000 in financing, will be located in Clearwater, Florida and will provide 24 hour monitoring, recording and network management needed for the network. The operations center will provide all the facilities, fiber, and support services needed to meet the surveillance, monitoring and operational requirements for a nationwide network.

Secure Data Storage Facility. We will need to enter into an agreement with a third party for secure storage of data transmitted through our network. We have no agreement in place for this service and we cannot predict when, if ever, we will enter into an agreement for secure data storage.

                                       17

License from Sky Way Global

As of March 11, 2003, following our stock split, we entered into an Amended and
Restated Software License and Services Agreement with Sky Way Global. Sky Way
Global granted to us license to use their patent pending software application specified for our business operations in the following areas only, reserving to
Sky Way Global the right to license to others for other uses: homeland security and other applications in the aircraft industries. We may not relicense, rent or lease the applications. Sky Way Global retained all title, copyright and other proprietary rights in the applications. In consideration of the grant of the license, we issued Sky Way Global or its assigns 1,360 shares of our common stock.

Technical support services will be provided as reasonably requested by us. . We shall pay Sky Way Global a fee for these services, at hourly rates consistent with what Sky Way Global determines in good faith that we could obtain from independent third party providers for comparable services.

Engineering support services will be provided as reasonably requested by us. We shall pay Sky Way Global a fee for these services, at hourly rates consistent with what Sky Way Global determines in good faith that we could obtain from independent third party providers for comparable services.

This Agreement and application license granted under the Agreement shall continue perpetually unless terminated as specified below. We may terminate any application license at any time. Sky Way Global may terminate the Agreement or any application license upon written notice if we materially breach the
Agreement and fail to correct the breach within thirty days following written notice specifying the breach. In addition Sky Way Global may immediately and without penalty terminate this agreement if we issue more than 20% of our then issued and outstanding common stock on a fully diluted basis in any 12 month period and such issuance directly or indirectly results in of if as a result thereof there otherwise occurs a change in the majority of the board of directors. Upon termination, we shall cease using, and shall return or destroy, all copies of the applicable applications.

We and Sky Way Global have common officers, directors and principal shareholders. Because our officers are also officers and stockholders of Sky Way
Global, we will essentially be paying technical support and engineering fees to our officers and directors for these services.

Business of Sky Way Global

Sky Way Global LLC is a Nevada limited liability corporation formed in September
2000. It has had losses of $202,286.04 to date. As of February 28, 2003, it has
$264,420 in cash resources.

Sky Way Global provides wireless broadband internet service and private network service not related to the homeland security monitoring and aircraft industry applications to be provided by us. These services are based upon the same data indexing technology licensed to us. This technology was licensed to OSDNA, Inc.
by Mr. Kovar, our president in January 2001 for sum of $1.00 and was then licensed to Sky Way Global by OSDNA in June 2001 for the sum of $1.00. Mr. Kovar
has indicated the purpose for licensing his technology to Sky Way Global was to have the technology owned in a corporation rather than by an individual. The reason for the license to Sky Way Aircraft was that Sky Way Global and its principals only wanted to license some but not all of the uses of the technology to another corporation, reserving in Sky Way Global the right to license other non-competitive uses to other users.

Sky Way Global currently provides wireless internet service to approximately 50 individual of customers in Tampa, Florida. Sky Way Global has no other customers other than us.

In addition to licensing technology to us, at October 31, 2002, Sky Way Aircraft owes Sky Way Global a total of $242,015. The advances bear no interest and are due on demand. Sky Way Global recently made the initial $250,000 payment to
Claircom Communications Group on behalf of Sky Way Aircraft through an advance to us with no interest or specific payback terms. In addition, Sky Way Global has advanced $105,000 in escrow concerning the lease of Sky Way Aircraft's property. There is no written agreement concerning these advances. Sky Way
Global has no obligation or commitment to provide us with additional funds.

                                       18

Marketing

All of our marketing efforts are currently being conducted by our officers and directors. We contemplate establishing an in-house sales force in the future, but we have not developed any plans as to how we would develop this sales force.

Research and Development

Research and development from inception to October 31, 2002 totaled $162,448 and included $51,038 in personnel costs, $22,500 in equipment rental costs and
$88,910 in other research and development activities.

Competition

The wireless data transmission industry is highly competitive. We believe that the principal competitive factors affecting our business will be pricing levels and clear pricing policies, customer service, and to a lesser extent the variety of services offered. Our ability to compete effectively will depend upon our continued ability to maintain high quality, market-driven services at prices generally equal to or below those charged by our competitors. To maintain our competitive posture, we believe that we must be in a position to reduce our prices in order to meet reductions in rates, if any, by others. Any such reductions could reduce our revenues. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than those, as well as other competitive advantages over us.

Connexion by Boeing and Tenzing currently offer similar products and services to the airlines but are satellite based and more expensive. In addition, their technology is more limited in its throughput than ours and thus does not currently allow for a full range of services that can be provided by utilizing our technology. However, these competitors have long-standing relationships with potential customers that we lack.

In the homeland security area, we will compete with other land based and wireless transmission providers. Many large and small telecommunications and related companies currently provide this service. However, our data indexing technology provides for less bandwidth utilization which we believe will allow us to provide services at a lower cost than these competitors.

Government Regulation

The Claircom Communications network operated in the private frequency band of
850MHz to 859MHz range. The Claircom Communications FCC license has expired and we are in the process of applying for this license. The on-board equipment that will be used to communicate with the aircraft are components that have already been approved either by the FAA or certified individually by the manufacturer.
We anticipate that we will require further certifications and/or approvals will be required from the FCC for new equipment to be installed on airplanes in the future.

Employees

As of February 28, 2003, we had 4 part-time employees, of which 2 are management, 1 of which is sales and 1 of which is administrative. None of our employees are represented by a collective bargaining agreement. We believe that we enjoy good relationships with our employees.

                                       19

                                 Use of Proceeds

Assuming $1,000,000, $5,000,000 $10,000,000, $20,000,000, $30,000,000,
$40,000,000, $50,000,000, $60,000,000, $70,000,000, $80,000,000 and $87,500,000
of the common shares are sold, the net proceeds of the offering will be used as set forth in the following tables. We may not raise sufficient capital to begin our operations.

                                  Assuming                         Assuming

                                 $1,000,000 raised        %       $5,000,000 raised       %
Gross proceeds                   $1,000,000         100.00%       $5,000,000        100.00%
Offering expenses                    72,608           7.26%           72,608          1.45%
                                 ----------       ----------       ----------     ----------
Net proceeds                       $927,392          92.74%       $4,927,392         98.55%
Lease office space and
 related construction                93,738           9.37%           93,738          1.87%
Office equipment and
  furniture                          46,870           4.69%           46,870           .94%
Utilities and services               18,748           1.87%           18,748           .37%
Licenses                             28,122           2.81%           28,122           .56%
Marketing                           177,478          17.75%          127,478          2.55%
Advertising                         140,609          14.06%           90,609          1.81%
Hiring of executive and
 corporate support personnel        140,609          14.06%           90,609          1.81%
Continue inflight testing and
  analysis                          140,609          14.06%          140,609          2.81%
Commence hiring and training
  of installation and testing
  teams                             140,609          14.06%           90,609          1.81%
Repay Global Debt                                                     50,000           1.0
Research & Development (Global)                                       50,000           1.0
Asset Purchase Payment                                               150,000           3.0
Asset Purchase Patent Rights                                         250,000           5.0
Upgrade research and development
  and operations center                  -              -            762,522         15.25%
Purchase, install and test
  ground monitoring equipment            -              -            712,522         14.25%
Commence hiring and training
  of monitoring teams                    -              -            699,912         14.00%
Lease Tower facility &
  co-location sites 1-30                 -              -            762,522         15.25%
Aircraft equipment purchase,
     installation and text               -              -            762,522         15.25%

      Total Expended              $ 927,392          92.74%       $4,927,392         98.55%

                                       20

                                   Assuming                      Assuming

                                $10,000,000 raised        %      $20,000,000 raised       %
Gross proceeds                  $10,000,000         100.00%      $20,000,000        100.00%
Offering expenses                    72,608            .73%           72,608           .36%
                                 ----------       ----------     ----------      ----------
Net proceeds                    $ 9,927,392          99.27%      $19,927,392         99.64%
Lease office space and
 related construction                93,738            .94%           93,738           .47%
equipment and
 Office furniture                    46,870            .47%           46,870           .23%
Utilities and services               18,748            .19%           18,748           .09%
Licenses                             28,122            .28%           28,122           .14%
Marketing/Advertising               318,087           3.18%        1,268,087          6.34%
Hiring of executive and
 corporate support personnel        140,609           1.41%          140,609           .70%
Repay Global Debt                   100,000           1.00%          100,000           .50%
Research & Development (Global)     100,000           1.00%          200,000          1.00%
Asset Purchase Payment              350,000           3.50%
Asset Purchase Patent Rights                                         500,000           2.5%
Continue in-flight testing and
  analysis                          340,609           3.41%          340,609          1.70%
Hiring and training of
  installation and testing
  teams                           1,040,609          10.41%        3,115,000         15.58%
Upgrade research and development
  and operations center           1,992,224          19.92%        3,150,000         15.75%
Purchase, install and test
  ground monitoring equipment     1,294,183           12.94%       3,050,000         15.25%
Hiring and training of
  monitoring teams                2,290,306         22.90%         3,250,000         16.25%
Lease Tower facilities &
  co-location sites 31-60                -             -           1,875,609          9.38%
Aircraft equipment purchase,
     installation and test        1,773,287         17.73%         2,750,000         13.75%
                                 ----------       ----------     ----------      ----------
      Total Expended            $ 9,927,392         99.27%       $19,927,392         99.64%

                                       21

                                   Assuming                            Assuming
                                $30,000,000 raised        %      $40,000,000 raised       %
Gross proceeds                  $30,000,000         100.00%      $40,000,000        100.00%
Offering expenses                    72,608            .24%           72,608           .18%
                                 ----------       ----------      ----------    ----------
Net proceeds                    $29,927,392          99.76%      $39,927,392         99.82%
Lease office space and
 related construction                93,738            .31%           93,738           .23%
Office equipment and
  furniture                          46,870            .16%           46,870           .12%
Utilities and services               18,748            .06%           18,748           .05%
Licenses                             28,122            .09%           28,122           .07%
Marketing/Advertising             1,268,087           4.23%        1,268,087          3.17%
Hiring of executive and
 corporate support personnel        300,000            1.0%          400,000           1.0%
Repay Global Debt                   100,000            .33%          100,000           .25%
Research & Development (Global)     250,000            .83%          400,000           1.0%
Asset Purchase Payment
Asset Purchase Patent Rights        300,000            1.0%          400,000           1.0%
Continue in-flight testing and
  analysis                          500,000           1.67%          750,000          1.87%
Hiring and training of
  installation and testing
  teams                           3,015,000          10.05%        3,215,000          8.04%
Upgrade research and development
  and operations center           4,215,000          14.05%        3,642,931          9.11%
Purchase, install and test
  ground monitoring equipment     4,777,431          15.92%        6,612,122         16.53%
Hiring and training
  of monitoring teams             4,234,091          14.11%        5,296,591         13.24%
Lease Tower facilities &
  co-location sites 31-60         2,156,061           7.19%               -             -
 Lease Tower facilities &
  co-location sites 61-90                -              -          7,062,000         17.66%
Aircraft equipment purchase,
     installation and test        8,624,244          28.75%       10,593,183         26.48%
                                 ----------       ----------      ----------    ----------
       Total Expended            29,927,392          99.76%       39,927,392         99.82%

                                       22

                                   Assuming                         Assuming
                                $50,000,000 raised        %      $60,000,000 raised       %
Gross proceeds                  $50,000,000         100.00%      $60,000,000        100.00%
Offering expenses                    72,608            .15%           72,608           .12%
                                ----------     ----------        -----------     ---------
Net proceeds                    $49,927,392          99.85%      $59,927,392         99.88%
Lease office space and
 related construction                93,738            .19%           93,738           .16%
Office equipment and
  furniture                          46,870            .09%           46,870           .08%
Utilities and services               18,748            .04%           18,748           .03%
Licenses                             28,122            .06%           28,122           .05%
Marketing/Advertising             1,278,087           2.56%        1,278,087          2.13%
Hiring of executive and
 corporate support personnel        500,000           1.00%          700,000          1.17%
Repay Global Debt                   100,000            .20%          100,000           .17%
Research & Development (Global)     500,000           1.00%          600,000          1.00%
Continue in-flight testing and
  analysis                          750,000           1.50%          750,000          1.25%
Hiring and training of
  installation and testing
  teams                           6,875,835          13.75%        6,875,835         11.46%
Upgrade research and development
  and operations center           6,875,835          13.75%        6,865,835         11.44%
Purchase, install and test
  ground monitoring equipment     6,794,926          13.59%        7,062,122         11.77%
Hiring and training
  of monitoring teams             6,784,926          13.57%        7,062,122         11.77%
Lease Tower facilities &
  co-location sites 91-130        2,156,061           4.31%               -             -
Lease Tower facilities &
  co-location sites 121-150              -              -          7,787,608         12.98%
Aircraft equipment purchase,
     installation and test       17,124,244          34.25%       20,658,305         34.43%
                               ----------       ----------       ----------      ----------
     Total Expended              49,927,392          99.85        59,927,392         99.88

                                       23

                                   Assuming                         Assuming
                                $70,000,000 raised        %      $80,000,000 raised       %
Gross proceeds                  $70,000,000         100.00%      $80,000,000        100.00%
Offering expenses                    72,608            .10%           72,608           .09%
                                 ----------       ----------      ----------     ----------
Net proceeds                    $69,927,392          99.90%      $79,927,392         99.91%
Lease International office
         space                    2,000,000           2.86%        1,000,000          1.25%
Office equipment and
  furniture                          46,870            .07%           46,870           .06%
Utilities and services               18,748            .03%           18,748           .02%
Licenses                             28,122            .04%           28,122           .04%
Marketing/Advertising             3,268,087           4.67%        3,677,087          4.60%
Hiring of executive and
 corporate support personnel      1,000,000           1.43%        1,500,000          1.87%
Research & Development (Global)     700,000           1.00%          800,000           1.0%
Continue in-flight testing and
  analysis                          800,000           1.14%          900,000          1.13%
Hiring and training of
  installation and testing
  teams                           7,692,800          10.99%        7,789,800          9.74%
International operations center   6,992,878           9.99%        7,789,800          9.74%
Purchase, install and test
  ground monitoring equipment     7,611,891          10.87%       11,536,922         14.42%
Commence hiring and training
  of monitoring teams             7,611,891          10.87%        9,771,391         12.21%
Lease International Sites         6,533,861           9.33%        6,475,469          8.09
Aircraft equipment purchase,
     installation and test       23,622,244          33.75%       26,593,183         33.24%
Establish International Anti-
         Terrorism Network        2,000,000           2.86%        2,000,000           2.5%
                                 ----------       ----------      ----------     ----------
             Total Expended      69,927,392          99.90%       79,927,392         99.91%

                                       24

                                   Assuming
                                $87,500,000 raised        %
Gross proceeds                  $87,500,000         100.00%
Offering expenses                    72,608            .08%
                                 ----------      ----------
Net proceeds                    $87,427,392          99.92%
Lease International office
 space and                        2,000,000           2.29%
Office equipment and
  furniture                          46,870            .05%
Utilities and services               18,748            .02%
Licenses                             28,122            .03%
Marketing/Advertising             4,268,087           4.88%
Hiring of executive and
 corporate support personnel      2,000,000           2.29%
Research & Development (Global)     900,000           1.03%
Continue in-flight testing and
  analysis                        1,100,000           1.26%
Hiring and training of
  installation and testing
  teams                           8,752,400          10.00%
International operations center   8,752,400          10.00%
Purchase, install and test
  ground monitoring equipment     9,171,491          10.48%
Commence hiring and training
  of monitoring teams             9,171,491          10.48%
Lease International Sites         8,093,539           9.25%
Aircraft equipment purchase,
     installation and test       29,124,244          33.28%
International Anti-Terrorism
         Network                  4,000,000           4.57%
                                 ----------      ----------
    Total Expended               87,427,392          99.92%

If we raise less than $1,000,000, we shall utilize the proceeds on a pro rata basis on the areas listed above.

If we do not raise even minimal funds, our officers and directors have verbally agreed to provide the funds necessary to maintain operations, not to exceed
$20,000. These amounts are planned to be through an advance to us that would bear no interest and would be due on demand.

The actual allocation of funds will depend on Sky Way Aircraft's success and growth. If results do not meet our requirements, we will reallocate the proceeds among the other contemplated uses of proceeds, as prudent business practices dictate.

Pending application by Sky Way Aircraft of the net proceeds of this offering, such proceeds may be invested in short-term, interest-bearing instruments.

                                    Dilution

Persons purchasing common shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their common shares below the public offering price.

The following table illustrates the per common share dilution as of the date of this prospectus, which may be experienced by investors upon reaching the levels as described below.

                                       25

Assuming $1,000,000 raised and a total of 10,057,143 common shares outstanding

Offering price                                                        $17.50
Net tangible book value per common share before offering               $(.02)
Increase per Share attributable to investors                             .09

Pro Forma net tangible book value per common
   share after offering                                                  .07
Dilution to investors                                                 $17.43
Dilution as a percent of offering price                                 99.6%

Assuming $5,000,000 raised and a total of 10,285,715 common shares outstanding

Offering price                                                        $17.50
Net tangible book value per common share before offering               $(.02)
Increase per Share attributable to investors                             .48
                                                                      -------
Pro Forma net tangible book value per common
   share after offering                                                  .46
                                                                      -------
Dilution to investors                                                 $17.04
Dilution as a percent of offering price                                97.37%

Assuming $10,000,000 raised and a total of 10,571,429 common shares outstanding

Offering price                                                        $17.50
Net tangible book value per common share before offering               $(.02)
Increase per Share attributable to investors                             .94
                                                                       -------
Pro Forma net tangible book value per common
   share after offering                                                  .92
                                                                       -------
Dilution to investors                                                 $16.58
Dilution as a percent of offering price                                94.74%

Assuming $20,000,000 raised and a total of 11,142,857 common shares outstanding

Offering price                                                        $17.50
Net tangible book value per common share before offering               $(.02)
Increase per Share attributable to investors                            1.79
                                                                       -------
Pro Forma net tangible book value per common
   share after offering                                                 1.77
                                                                       -------
Dilution to investors                                                 $15.73
Dilution as a percent of offering price                                89.89%

                                       26

Assuming $30,000,000 raised and a total of 11,714,286 common shares outstanding

Offering price                                                        $17.50
Net tangible book value per common share before offering               $(.02)
Increase per Share attributable to investors                            2.55
                                                                       -------
Pro Forma net tangible book value per common
   share after offering                                                 2.53
                                                                       -------
Dilution to investors                                                 $14.97
Dilution as a percent of offering price                                85.54%

Assuming $87,500,000 raised and a total of 15,000,000 common shares outstanding

Offering price                                                        $17.50
Net tangible book value per common share before offering               $(.02)
Increase per Share attributable to investors                            5.83
Pro Forma net tangible book value per common                           -------
   share after offering                                                 5.81
                                                                       -------
Dilution to investors                                                 $11.69
Dilution as a percent of offering price                                66.80%

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares and investors in this offering upon conversion.

                               Plan of Operations

Sky Way Aircraft was formed to utilize wireless data transmission software technology developed by Sky Way Global, Inc., an affiliate. This technology will be used in homeland security and other applications in the aircraft industries.
This technology is a software program for data indexing, which is similar to data compression but which mitigates data loss problems associated with compression. This technology permits faster and less expensive transmission of data, video, voice and audio between the ground and an airplane or other homeland security related ground locations than using traditional, non-indexed data transmission mechanisms. This is because indexed data takes up less transmission space, and thus travels faster and costs less to transmit than non-indexed data transmission.

We are currently in the process of testing our technology in the transmission of data between the ground and airplanes. We have demonstrated that video and internet connection data can be transmitted between the ground and airplanes using our technology. We are in the process of additional testing to refine these communication links. We are also in the process of developing our homeland security applications.

We currently have no customers. All of our products and services are in the development stage and will require additional testing. In addition, we need to develop our infrastructure and secure agreements with a number of third party service providers in order to commence operations.

                                       27

Results of Operations

We had no revenues for the period from inception on April 24, 2002 through the end of the period ended October 31, 2002.

We had the following expenses for the following periods:

Six months ended October 31, 2002

General and administrative expenses for the six months ended October 31, 2002 totaled $46,511 and included $20,000 of consulting fees and $20,138 of general office expenditures. Research and development for the six months ended October
31, 2002 totaled $162,448 and included $51,038 in personnel costs, $22,500 in equipment rental costs and $88,910 in other research and development activities.

Three months ended October 31, 2002

General and administrative expenses for the three months ended October 31, 2002 totaled $29,887 and included $20,000 of consulting fees and $9,559 of general office expenditures. Research and development for the three months ended October
31, 2002 totaled $69,848 and included $29,438 in personnel costs, $6,500 in equipment rental costs and $33,910 in other research and development activities.

Future Plans

We plan to accomplish the following in the future. We need additional funds to finance our business development in the next 12 months, as set forth below, but we are not committed to make any of these expenditures. We have no source of these funds identified. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the desired funding. If we fail to secure adequate funds to accomplish the objectives outlined below, we will be able to conduct only limited operations. However, we believe that if we secure the required funding on a timely basis, we can accomplish these objectives within the projected time frames.

------------------------------------ ----------------------------- --------------------------- -------------------
EVENT OR MILESTONE                   TIME FRAME FOR IMPLEMENTATION METHOD OF ACHIEVEMENT       ESTIMATED COST
                                                                                               [Low/High]
------------------------------------ ----------------------------- --------------------------- -------------------
Complete Claircom Purchase Agreement May 31, 2003                  Obtain funding              $1,250,000
------------------------------------ ----------------------------- --------------------------- -------------------
Lease, activate and upgrade tower    April 1, 2003 - June 30, 2003 Contact owners and complete $600,000 - $850,000
network                                                            negotiations; conduct site
                                                                   survey
------------------------------------ ----------------------------- --------------------------- -------------------
Identify, test and upgrade equipment April 1, 2003 - June 30, 2003 Identify airlines, execute  $500,000 - $650,000
in aircraft                                                        agreement, secure
                                                                   installation service
------------------------------------ ----------------------------- --------------------------- -------------------
Build out and equip operations       April 1, 2003 - June 30, 2003 Construct and test all      $300,000 - $450,000
center                                                             operations
------------------------------------ ----------------------------- --------------------------- -------------------
Complete research and testing of     June 1, 2003 - August 31,     Continue research and       $250,000 - $400,000
aircraft network                     2003                          testing
------------------------------------ ----------------------------- --------------------------- -------------------
Hire additional employees to operate March  1, 2003 - August 31,   Interview and hire          $500,000 - $650,000
network                              2003
------------------------------------ ----------------------------- --------------------------- -------------------

Total Low - $3,400,000
Total High - $4,250,000

                                       28

Other than the proceeds of this offering, we have no sources of financing identified. Even if we identify sources for such financing:

        o   Additional financing may not be available on commercially reasonable terms or available at all
        o   Additional financing may result in dilution to existing and future equity holders; and
        o   If we issue debt instruments,  we will be subject to increased debt obligations  that will impose a greater financial strain upon our operations.

If we do not secure the required funding from this offering additional financing, the major expansion planned milestones may not be achieved within the anticipated time period, if at all. We believe that future plans will be achieved if we receive the necessary funding. If only partial funding is received, we will modify our expansion plan as set forth in Use of Proceeds.
Furthermore, in the event that the level of funding is less that we have anticipated, this may also result in a delay in our ability to generate revenues or a reduced amount of revenues being generated.

Liquidity and Capital Resources

From our inception on April 24, 2002 to October 31, 2002, we incurred operating losses of ($241,184) and had a net working capital deficiency of $241,184. In addition, as of October 31, 2002, we had only $831of current cash available. Our cash resources of $831 are not sufficient to satisfy our cash requirements over the next 12 months. We will need to secure a minimum of $1,000,000 to satisfy such requirements, but we need an additional minimum of $3,400,000 to finance our planned expansion in the next 12 months, which funds will be used for asset acquisition and product development, and personnel. We will need an additional approximately $500,000 to repay our advances from Sky Way Global. In order to become profitable we may still need to secure additional debt or equity funding.
We hope to be able to raise funds from this offering of our stock. However, we may not raise any funds from this offering. We have no other source of funding identified. Our failure to raise funds in this offering would impair and delay our ability to implement our business plan and to repay advances from Sky Way
Global.

In addition to licensing technology to us, at October 31, 2002, Sky Way Aircraft owes Sky Way Global a total of $242,015. The advances bear no interest and are due on demand. Sky Way Global recently made the initial $250,000 payment to
Claircom Communications Group on behalf of Sky Way Aircraft through an advance to us with no interest or specific payback terms. In addition, Sky Way Global has advanced $105,000 in escrow concerning the lease of Sky Way Aircraft's property. There is no written agreement concerning these advances. Sky Way
Global has no obligation or commitment to provide us with additional funds.

Other than described above, we do not expect to purchase any plant or significant equipment. If the offering is successful, we do not expect immediate significant changes in the number of employees to conduct operations.

We may experience problems; delays, expenses, and difficulties sometimes encountered by an enterprise in Sky Way Aircraft's stage of development, many of which are beyond our control. These include, but are not limited to, unanticipated problems relating to the development of the system, production and marketing problems, additional costs and expenses that may exceed current estimates, and competition.

            Market for Common Equity and Related Stockholder Matters

Market Information

There is no established public trading market for our securities. No market exists for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

                                       29

Penny Stock Considerations

If our shares trade at less than $5.00 per share, they will become "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or
$300,000 together with his or her spouse is considered an accredited investor.
In addition, under the penny stock regulations the broker-dealer is required to:

        o   Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange
            Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
        o   Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
        o   Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and
        o   Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Holders

As of the date of this registration statement, we had one holder of record of our common stock.  We have one class of common stock outstanding and no preferred stock outstanding.

Reports to Shareholders

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements and other information with the Securities and
Exchange Commission.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the
SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC is also available at a web site maintained by the SEC at
http://www.sec.gov.

                                       30

                         Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Sky Way
Aircraft based on how much funding was needed and what percentage of Sky Way
Aircraft current shareholders would retain after the offering without any consideration of the actual value of our company or what the market might pay for our stock.

                              Plan of Distribution

Sky Way Aircraft offering. The common shares are being offered by Brent C. Kovar and James Kent, officers and directors of Sky Way Aircraft. Consequently, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. Although they are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

        -   They are not subject to a statutory disqualification under the
            Exchange Act at the time of their participation in the sale of our securities.

        -   They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

        -   They are not an associated person of a broker or dealer at the time of their participation in the sale of our securities.

Any officer or director involved with the distribution of the stock will act in reliance on and in compliance with Rule 3a4-1.

As of the date of this prospectus, no broker has been retained by us for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter; an amendment to our registration statement will be filed.

Management, principal shareholders or their affiliates may not acquire common shares in the offering.

No Minimum Offering Amount or Escrow Account. There is no minimum offering amount and therefore, no escrow account has been established. Any funds received from the offering will be deposited directly into the operating account of Sky
Way Aircraft.

          Directors, Executive Officers, Promoters, and Control Persons

Executive Officers and Directors

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. There are no family relationships between any of the directors and executive officers, except that
Joy Kovar is the mother of Brent Kovar. Our directors and executive officers are as follows:

                                       31

----------------- -------- ------------------------ ---------------
Name              Age      Position                 Served Since
----------------- -------- ------------------------ ---------------
James S. Kent     64       CEO and Director         July 2002
                           CFO                      February 2003
----------------- -------- ------------------------ ---------------
Brent Kovar       35       President and Director   April 2002
----------------- -------- ------------------------ ---------------
Joy Carson Kovar  66       Secretary and Director   April 2002
----------------- -------- ------------------------ ---------------

Mr. Kent has been CEO and Director since July 2002 and CFO since February 2003.
He has been director of business operations for Sky Way Global since 2000. From
1998 to 1999, Mr. Kent served as director of operations for Satellite Access
Systems, Inc., a satellite services company where he was responsible for the day-to-day operations. From 1997 to 1998 he served as a senior management consultant for Booz, Allen & Hamilton, a government contractor and national/international business consulting firm providing program and financial management services to the U. S. Government. From 1980 to 1997, Mr. Kent served in various government contract management positions providing financial and program management services supporting national communications and intelligence projects for the Department of Defense, National Security Agency, and Department
of the Navy.

Mr. Kovar has been President and Director since inception. In addition, as president and director of research and development and engineering, Mr. Kovar founded Sky Way Global in 2000, a high speed broadband wireless service company.
From 1996 to 2000, Mr. Kovar served as the executive vice president and director of research and development for Satellite Access Systems, a satellite services company. In 1990, Mr. Kovar founded PC, Ltd., a company that produced specialty-designed remote controlled arm and RF/communications related products, and until 1996, he served as president and director of new product engineering.
From 1987 to 1989, he was associated with Jacobs Engineering, an national engineering company in Pasadena, California. From 1986 to 1987, Mr. Kovar worked with Falcon Communications as a wireless communications engineer. Mr. Kovar earned a Bachelor of Science degree from Devry Institute and is currently pursuing seminars and programs with a goal of masters degree.

Mrs. Kovar has been Secretary and Director since inception. She started working for Sky Way Global in 2000 as vice president of corporate services responsible for administrative support, human relations and accounting services. Her early experience in personnel work was gained during 1957 to 1960 for the Department of Agriculture and later with the Air Force in 1963 and 1964. In 1960, Mrs.
Kovar started Communication Skills Laboratory, in Pasadena, California. She
conducted classes for hundreds of business people. From 1964 to 1993, Mrs. Kovar worked in the field of education. In addition to classroom experience she worked in school administration, including Federal programs for improvement and State of California team for school inspection. She completed a Bachelor of Arts at
Arizona State University in 1957 and a Masters of Arts in 1978 at Redlands
University, California with postgraduate work at UCLA.

Brent Kovar, president devotes approximately 60% of his time and James Kent, CEO and CFO, devotes approximately 90% of his time to our business.  Joy Kovar, secretary, devotes approximately 20% of her time to our business.

Directors serve for a one-year term.  Our bylaws currently provide for a board of directors comprised of a minimum of one director.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation.

Legal Proceedings

Except as set forth above, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

                             Executive Compensation

Executive Compensation

The following table sets forth summary information concerning the compensation received for services rendered to us during the fiscal year ended April 30, 2002 respectively by our Chief Executive Officer and President.

--------------------- --------------- ---------- -------------- ------------------
Name                  Position        Year       Salary         Dollar Value of
                                                                Stock-Based
                                                                Compensation
--------------------- --------------- ---------- -------------- ------------------
Brent Kovar           President       2002       0              $3,530
--------------------- --------------- ---------- -------------- ------------------

We have no written employment agreements with any officer. We have no oral or other agreement to pay or accrue compensation for them.

No other annual compensation, including a bonus or other form of compensation;
and no long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, were paid to
Mr. Kovar during these periods.

Board Compensation

Members of our Board of Directors do not receive cash compensation for their services as Directors, although some Directors are reimbursed for reasonable expenses incurred in attending Board or committee meetings.

         Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this registration statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

-------------------------------------- --------------------------- -------------------- --------------------
Name and Address                       Number of Shares of         Percentage before    Percentage after
                                       Common Stock                offering             offering
-------------------------------------- --------------------------- -------------------- --------------------
KH-01 Ventures(1)                      10,000,000                  100%                 67%
121 6th Street East
Tierra Verde, FL 33715
-------------------------------------- --------------------------- -------------------- --------------------
All directors and named executive      10,000,000                  100%                 67%
officers as a group
(3 persons) (1)
-------------------------------------- --------------------------- -------------------- --------------------

     (1)   KH-01 Ventures is controlled by Brent Kovar, president and director, and Joy Kovar, secretary and director, who are beneficial owners of these shares.  Joy Kovar is the mother of Brent Kovar. 4,600,000 shares were assigned to KH-01 by Sky Way Global, an affiliate.

Although we were a party to certain agreements for which we were to issue an additional 2,100,000 shares to two entities in exchange for certain services to be rendered, because the agreed-upon services were not rendered, we have not physically issued and do not intend to issue these additional shares.

                                       32

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, it believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon shares of common stock outstanding as of March 11, 2003, after a 1.8516 for 1 share stock split authorized March 11, 2003.

                             Description of Property

Our principal executive and administrative offices are located at 6021 - 142nd
Avenue North, Clearwater, FL 33760. Our phone number is 727.535.8211. This facility will also house our research lab and engineering staff and a network monitoring and operations center.

This space of 78,000 square feet is being rented for $46,366.67 per month from
ECI Telcom, Inc. until March 31, 2003. The parties are currently negotiating a lease for this space If the parties do not reach a final agreement by that date, we will be required to relocate unless we secure an additional extension. Our offices are in good condition and are sufficient to conduct our operations.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property and currently have no property in insure.
We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.
Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

                                 Indemnification

The Nevada Revised Statutes allow a company to indemnify its officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances.

Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the company. A determination may be made by the shareholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these  provisions under Nevada law are met,
officers,  directors,   employees,  and  agents  of  Sky  Way  Aircraft  may  be
indemnified  against any cost,  loss,  or expense  arising out of any  liability under the '33 Act. Insofar as indemnification  for liabilities arising under the
'33 Act may be permitted to directors,  officers and controlling  persons of Sky
Way  Aircraft.  Sky Way  Aircraft  has been  advised  that in the opinion of the
Securities  and Exchange  Commission,  such  indemnification  is against  public policy and is, therefore, unenforceable.

                 Certain Relationships and Related Transactions

Family Relationships. Joy Kovar is the mother of Brent Kovar and Glenn Kovar is the father of Brent Kovar.

Costs and Services. During April 2002, Sky Way Aircraft issued 5,400,000 shares of common stock to KH-01, an entity controlled by Brent Kovar, Joy Kovar and
Glenn Kovar, promoters, officers/shareholders of Sky Way Aircraft or entities related to them for payment of organization costs of $1,870 and non- cash services rendered valued at $3,530.

License with Sky Way Global. As of March 11, 2003, following our stock split, we entered into an Amended and Restated Software License and Services Agreement
with Sky Way Global. Sky Way Global granted to us license to use their patent pending software application specified for our business operations in the following areas only, reserving to Sky Way Global the right to license to others for other uses: homeland security and other applications in the aircraft industries. In consideration of the grant of the license, we issued Sky Way
Global or its assigns 1,360 shares of our common stock.

                                       33

Technical support services will be provided as reasonably requested by us. We shall pay Sky Way Global a fee for these services, at hourly rates consistent with what Sky Way Global determines in good faith that we could obtain from independent third party providers for comparable services.

Engineering support services will be provided as reasonably requested by us. We shall pay Sky Way Global a fee for these services, at hourly rates consistent with what Sky Way Global determines in good faith that we could obtain from independent third party providers for comparable services.

Advances. Sky Way Global, an entity under common control, paid $26,725 for consulting services rendered to us as part of a consulting agreement. On May 1,
2002, Sky Way Global advanced Sky Way Aircraft cash of $1,000. Sky Way Aircraft has used office space, supplies, personnel, equipment, etc. of Sky Way Global.
Sky Way Global has paid all of the costs and provides a billing to us for its share. Sky Way Global has billed Sky Way Aircraft a total of $214,290 for expenses during the six months ended October 31, 2002. At October 31, 2002, Sky
Way Aircraft owes Sky Way Global a total of $242,015. The advances bear no interest and are due on demand.

Sky Way Global recently made the initial $250,000 payment to Claircom
Communications on behalf of Sky Way Aircraft through an interest free loan to us with no interest or specific payback terms.

                            Description of Securities

Common Stock

We are authorized to issue 40,000,000 shares of $.001 par common stock. There are currently 10,000,000 of common stock, after a 1.8516 for 1 share stock split authorized March 11, 2003, held of record by 1 stockholder.

All shares of common stock outstanding are, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of the such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of
Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities.
There are not any provisions in our Articles of Incorporation or our by-laws that would prevent or delay change in our control.

                                       34

Preferred Stock

We are authorized to issue 10,000,000 shares of $.001 par preferred stock.  No shares of preferred stock are outstanding.

We presently have no plans to issue any shares of preferred stock. However, preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. The board may, without stockholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common stockholders and may assist management in impeding an unfriendly takeover or attempted changes in control.

There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

Dividends

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available.
Holders of preferred stock are not entitled to receive dividends. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Transfer Agent

State Agent and Transfer Syndicate, Inc. located in Carson City, Nevada will act as the transfer agent for Sky Way Aircraft.

                                Legal Proceedings

We are not aware of any pending or threatened legal proceedings in which we are involved.

                            Interest of Named Experts

Our Financial Statements as of April 30, 2002 and for the period from inception
(April 24, 2002) to April 30, 2002 included in this registration statement and prospectus have been audited by Pritchett, Siler & Hardy, P.C., independent auditors, as stated in their report appearing herein, have been so included in reliance upon the report of such firm as experts in accounting and auditing.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa FL. We have agreed to retain the principal of Williams Law Group, M. T. Williams, Esq., individually, to assist us in 1934 Act filings for a period of one year following the effectiveness of this registration statement and have agreed to issue to him individually 25,000 shares of our common stock for providing these services.

                                       35

                              Financial Statements

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                              FINANCIAL STATEMENTS

                                 APRIL 30, 2002

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                                    CONTENTS

                                                                            PAGE

        Independent Auditors' Report                                         F-1

        Balance Sheet, April 30, 2002                                        F-2

        Statement of Operations, from inception on
        April 24, 2002 through April 30, 2002                                F-3

        Statement of Stockholders' Equity, from inception
        on April 24, 2002 through April 30, 2002                             F-4

        Statement of Cash Flows, from inception on
        April 24, 2002 through April 30, 2002                                F-5

        Notes to Financial Statements                                  F-6 - F-9

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
SKY WAY AIRCRAFT INC.
Tampa, Florida

We have audited the accompanying balance sheet of Sky Way Aircraft Inc. [a development stage company] at April 30, 2002 and the related statements of operations, stockholders' equity and cash flows for the period from inception on
April 24, 2002 through April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Sky Way Aircraft Inc. [a development stage company] as of April 30, 2002 and the results of its operations and its cash flows for the period from inception on April 24, 2002 through April 30, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company was only recently formed, has incurred losses since its inception and has no on-going operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

PRITCHETT, SILER & HARDY, P.C.

May 8, 2002
Salt Lake City, Utah

                                      F-1

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                                  BALANCE SHEET

                                     ASSETS

                                                                 April 30,
                                                                   2002
                                                                 ___________
CURRENT ASSETS:
     Cash                                                        $        -
                                                                 ___________
               Total Current Assets                                       -
                                                                 ___________

OTHER ASSETS:
     Deferred stock offering costs                                    28,825
     Technology license agreement                                         -
                                                                 ___________
               Total Other Assets                                     28,825
                                                                 ___________
                                                                 $    28,825
                                                                 ___________

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Advances from related party                                 $    26,725
                                                                 ___________
               Total Current Liabilities                              26,725
                                                                 ___________
STOCKHOLDERS' EQUITY:
     Preferred stock, $.001 par value,
       10,000,000 shares authorized,
       no shares issued and outstanding                                   -
     Common stock, $.001 par value,
       40,000,000 shares authorized,
       7,500,000 shares issued and
       outstanding                                                     7,500
     Capital in excess of par value                                       -
     Deficit accumulated during the
       development stage                                              (5,400)
                                                                 ___________
               Total Stockholders' Equity                              2,100
                                                                 ___________
                                                                 $    28,825
                                                                 ___________

    The accompanying notes are an integral part of this financial statement.

                                      F-2

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                             STATEMENT OF OPERATIONS

                                                           From Inception
                                                            on April 24,
                                                            2002 Through
                                                             April 30,
                                                               2002
                                                           _____________
REVENUE                                                    $          -

EXPENSES:
     General and administrative                                    5,400
                                                           _____________
LOSS BEFORE INCOME TAXES                                          (5,400)

CURRENT TAX EXPENSE                                                   -

DEFERRED TAX EXPENSE                                                  -
                                                           _____________

NET LOSS                                                   $      (5,400)
                                                           _____________

LOSS PER COMMON SHARE                                      $        (.00)
                                                           _____________

    The accompanying notes are an integral part of this financial statement.

                                       F-3

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                  FROM THE DATE OF INCEPTION ON APRIL 24, 2002

                             THROUGH APRIL 30, 2002

                                                                                                             Deficit
                                                                                                           Accumulated
                                                 Preferred Stock          Common Stock       Capital in    During the
                                                __________________     ___________________    Excess of    Development
                                                Shares     Amount      Shares      Amount     Par Value       Stage
                                                _______    _______     _________   _______     _________    ___________
BALANCE, April 24, 2002                               -    $     -             -  $      -     $       -    $         -

Issuance of 7,500,000 shares of common stock
  at $.001 per share for payment of organization
  costs of $1,870 and services rendered valued
  at $5,630 including $2,100 which has been
  classified as deferred stock offering costs and
  $3,530 which has been classified as general
  and administrative expense, April 2002              -          -     7,500,000     7,500             -              -

Net loss for the period ended April 30, 2002          -          -             -         -             -         (5,400)
                                                _______    _______     _________   _______     _________    ___________
BALANCE, April 30, 2002                               -   $      -     7,500,000  $  7,500   $         -  $      (5,400)
                                                _______    _______     _________   _______     _________    ___________

    The accompanying notes are an integral part of this financial statement.

                                      F-4

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                             STATEMENT OF CASH FLOWS

                                                                  From Inception
                                                                    on April 24,
                                                                    2002 Through
                                                                     April 30,
                                                                       2002
                                                                   _____________
Cash Flows From Operating Activities:
   Net loss                                                        $      (5,400)
   Adjustments to reconcile net loss to net cash
     provided (used) by operating activities:
     Non-cash services rendered for stock                                  5,400
     Changes in assets and liabilities                                        -
                                                                   _____________
          Net Cash Provided (Used) by Operating Activities                    -
                                                                   _____________

Cash Flows From Investing Activities                                          -
                                                                   _____________
          Net Cash Provided (Used) by Investing Activities                    -
                                                                   _____________

Cash Flows From Financing Activities:
   Advances from related party                                            26,725
   Payments of stock offering costs                                      (26,725)
                                                                   _____________
          Net Cash Provided (Used) by Financing Activities                    -
                                                                   _____________
Net Increase (Decrease) in Cash                                               -

Cash at Beginning of Period                                                   -
                                                                   _____________

Cash at End of Period                                              $          -
                                                                   _____________

Supplemental Disclosures of Cash Flow Information:

   Cash paid during the period for:
     Interest                                                      $          -
     Income taxes                                                  $          -

Supplemental Schedule of Noncash Investing and Financing Activities:

     For the period from inception on April 24, 2002 through April 30, 2002:
         In connection with its organization, the Company issued 7,500,000 shares of common stock for organizational costs of $1,870 and services rendered valued at $5,630, or $.001 per share.

    The accompanying notes are an integral part of this financial statement.

                                      F-5

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Sky Way Aircraft Inc. ("the Company") was organized under the laws of the State of Nevada on April 24, 2002. The Company plans to provide security and other services for the airlines industry through applications of its licensed high-speed, broadband wireless technology. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting
Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Stock Offering Costs - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share"
[See Note 6].

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting
Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and
Other Intangible Assets", SFAS No. 143, "Accounting for Asset Retirement
Obligations", and SFAS No. 144, "Accounting for the Impairment or Disposal of
Long-Lived Assets", were recently issued. SFAS No. 141, 142, 143 and 144 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Preferred stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at April 30, 2002.

                                      F-6

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - CAPITAL STOCK [Continued]

Common Stock - The Company has authorized 40,000,000 shares of common stock with a par value of $.001. During April 2002, in connection with its organization, the Company issued 7,500,000 shares of its previously authorized but unissued common stock at $.001 per share for payment of organization costs of $1,870 and non-cash services valued at $5,630 including $2,100 which has been classified as deferred stock offering costs and $3,530 which has been classified as general and administrative expense.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial
Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109
requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

The Company has available at April 30, 2002 unused operating loss carryforwards of approximately $5,400 which may be applied against future taxable income and which expire in 2022. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $800 as of
April 30, 2002 with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $800 during the period from inception on April 24, 2002 through April 30, 2002.

NOTE 4 - RELATED PARTY TRANSACTIONS

Advances - Sky Way Global, LLC, an entity under common control, paid $26,725 for consulting services rendered to the Company as part of a consulting agreement
[See Note 7]. The advances bear no interest and are due on demand.

Management Compensation - During April 2002, the Company issued 5,400,000 shares of common stock to officers/shareholders of the Company or entities related to them for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530. The Company has not paid any cash compensation to any officer or director of the Company.

Office Space - The Company has not had a need to rent office space. An officer of the Company is allowing the Company to use his address, as needed, at no expense to the Company.

                                      F-7

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception and has no on-going operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                           From Inception
                                                             on April 24,
                                                            2002 Through
                                                             April 30,
                                                               2002
                                                            ____________
         Loss from operations available to
           common shareholders (numerator)                  $     (5,400)
                                                            ____________
         Weighted average number of common
           shares outstanding used in loss per share
           for the period (denominator)                        7,500,000
                                                            ____________

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 7 - COMMITMENTS

Licensing Agreement - The Company entered into a ten-year licensing agreement with Sky Way Global, LLC ("Global"), an entity under common control. The Company is to pay a royalty fee of 5% of gross sales for the exclusive right to use
Global's high-speed, broadband wireless technology for the aircraft industry.
The royalty fee will be adjusted every six months, but is limited to 30% of gross sales. The agreement is renewable in five-year increments with mutual consent.

Consulting Agreement - At the time of its organization, the Company entered into an agreement with a consultant who was to provide assistance related to fund raising and future stock offerings. The consultant received 1,500,000 shares of common stock valued at $1,500. The consultant also received cash payments of
$26,725 from Sky Way Global, LLC for his services [See Note 4]. The payments have been classified as deferred stock offering costs.

                                      F-8

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENTS

Loan - On May 1, 2002, Sky Way Global, LLC, an entity under common control, advanced the Company $1,000. The advance bears no interest.

Proposed Stock Offering - The Company is proposing to make a public offering of
2,500,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Securities and Exchange
Commission on Form SB-2. An offering price of $17.50 per share has been arbitrarily determined by the Company. The offering will be managed by Company management, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. Offering costs are estimated to be approximately $63,000. At April 30, 2002, the Company had deferred $28,825 of consulting services rendered related to the proposed stock offering which will be offset against the proceeds of the offering in capital in excess of par value. Of the $28,825 of deferred stock offering costs,
$2,100 was paid by issuing 2,100,000 shares of common stock.

                                      F-9

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                OCTOBER 31, 2002

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                                    CONTENTS

                                                                           PAGE

        Unaudited Condensed Balance Sheets,
        October 31, 2002 and April 30, 2002                                  F-2

        Unaudited Condensed Statements of Operations, for
        the three and six months ended October 31, 2002
        and from inception on April 24, 2002 through
        October 31, 2002                                                     F-3

        Unaudited Condensed Statements of Cash Flows,
        for the six months ended October 31, 2002 and
        from inception on April 24, 2002 through
        October 31, 2002                                                     F-4

        Notes to Unaudited Condensed Financial Statements              F-5 - F-9

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                       UNAUDITED CONDENSED BALANCE SHEETS

                                     ASSETS

                                                   October 31,         April 30,
                                                      2002                2002
                                                   ___________       ____________
CURRENT ASSETS:
     Cash                                          $       831        $       -
                                                   ___________       ____________
               Total Current Assets                        831                -
                                                   ___________       ____________

OTHER ASSETS:
     Deferred stock offering costs                      34,325            28,825
     Technology license agreement                           -                 -
                                                   ___________       ____________
               Total Other Assets                       34,325            28,825
                                                   ___________       ____________
                                                   $    35,156        $   28,825
                                                   ___________       ____________

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
     Advances from related party                   $   242,015        $   26,725
                                                   ___________       ____________
               Total Current Liabilities               242,015            26,725
                                                   ___________       ____________

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $.001 par value,
       10,000,000 shares authorized,
       no shares issued and outstanding                     -                 -
     Common stock, $.001 par value,
       40,000,000 shares authorized,
       7,500,000 shares issued and
       outstanding                                       7,500             7,500
     Capital in excess of par value                         -                 -
     Deficit accumulated during the
       development stage                              (214,359)           (5,400)
                                                    ___________       ____________
               Total Stockholders' Equity (Deficit)   (206,859)            2,100
                                                    ___________       ____________
                                                    $   35,156         $  28,825
                                                    ___________       ____________

Note: The balance sheet of April 30, 2002 was taken from the audited financial statements at that date and condensed.

 The accompanying notes are an integral part of these unaudited condensed financial statements.

                                       F-2

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                                          From inception
                                       For the Three      For the Six     on April 24,
                                       Months Ended      Months Ended     2002 through
                                        October 31,       October 31,     October 31,
                                           2002              2002            2002
                                      ______________    ______________   ______________
REVENUE                               $          -      $          -     $          -
                                      ______________    ______________   ______________

EXPENSES:
     General and administrative              29,887            46,511           51,911
     Research and development                69,848           162,448          162,448
                                      ______________    ______________   ______________
           Total Expenses                    99,735           208,959          214,359
                                      ______________    ______________   ______________

LOSS BEFORE INCOME TAXES                    (99,735)         (208,959)        (214,359)

CURRENT TAX EXPENSE                              -                 -                -

DEFERRED TAX EXPENSE                             -                 -                -
                                      ______________    ______________   ______________

NET LOSS                              $     (99,735)    $    (208,959)   $    (214,359)
                                      ______________    ______________   ______________

LOSS PER COMMON SHARE                 $        (.01)    $        (.03)   $        (.03)
                                      ______________    ______________   ______________

 The accompanying notes are an integral part of these unaudited condensed financial statements.

                                       F-3

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                                           From inception
                                                         For the Six         on April 24,
                                                        Months Ended         2002 through
                                                        October 31,          October 31,
                                                           2002                 2002
                                                       _____________       _____________
Cash Flows From Operating Activities:
     Net loss                                          $   (208,959)       $   (214,359)
     Adjustments to reconcile net loss to net cash
       provided (used) by operating activities:
         Non-cash services rendered for stock                    -                5,400
         Changes in assets and liabilities                       -                   -
                                                       _____________       _____________
             Net Cash (Used) by Operating Activities       (208,959)           (208,959)
                                                       _____________       _____________

Cash Flows From Investing Activities                             -                   -
                                                       _____________       _____________
             Net Cash Provided (Used) by Investing Activities    -                   -
                                                       _____________       _____________

Cash Flows From Financing Activities:
     Advances from related party                            215,290             242,015
     Payments of stock offering costs                        (5,500)            (32,225)
                                                       _____________       _____________
             Net Cash Provided by Financing Activities      209,790             209,790
                                                       _____________       _____________

Net Increase (Decrease) in Cash                                 831                 831

Cash at Beginning of Period                                      -                   -
                                                       _____________       _____________

Cash at End of Period                                  $        831        $        831
                                                       _____________       _____________

Supplemental Disclosures of Cash Flow Information:

     Cash paid during the period for:

       Interest                                        $         -         $         -
       Income taxes                                    $         -         $         -

Supplemental Schedule of Noncash Investing and Financing Activities:

     For the period from inception on April 24, 2002 through October 31, 2002:

         In connection with its organization, the Company issued 7,500,000 shares of common stock for organizational costs of $1,870 and services rendered valued at $5,630, or $.001 per share.

 The accompanying notes are an integral part of these unaudited condensed financial statements.

                                       F-4

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Sky Way Aircraft Inc. ("the Company") was organized under the laws of the State of Nevada on April 24, 2002. The Company plans to provide security and other services for the airlines industry through applications of its licensed high-speed, broadband wireless technology. The Company has not yet generated any revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting
Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at
October 31, 2002 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's April 30, 2002 audited financial statements. The results of operations for the periods ended
October 31, 2002 are not necessarily indicative of the operating results for the full year.

Fiscal Year - The Company's fiscal year-end is April 30th.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Intangible Assets - The Company accounts for its intangible assets in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other
Intangible Assets".

Stock Offering Costs - Costs related to proposed stock offerings are deferred and will be offset against the proceeds of the offering in capital in excess of par value. In the event a stock offering is unsuccessful, the costs related to the offering will be written-off directly to expense.

Organization Costs - Organization costs, which reflect amounts expended to organize the Company, were expensed as incurred.

Research and Development - Research and development costs are expensed as incurred. For the six months ended October 31, 2002, research and development costs amounted to $162,448.

Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share"
[See Note 6].

                                       F-5

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

Recently Enacted Accounting Standards - Statement of Financial Accounting
Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and
Other Intangible Assets", SFAS No. 143, "Accounting for Asset Retirement
Obligations", SFAS No. 144, "Accounting for the Impairment or Disposal of
Long-Lived Assets", SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and
64, Amendment of FASB Statement No. 13, and Technical Corrections", SFAS No.
146, "Accounting for Costs Associated with Exit or Disposal Activities", and
SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of
FASB Statements No. 72 and 144 and FASB Interpretation No. 9", were recently issued. SFAS No. 141, 142, 143, 144, 145, 146 and 147 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

Preferred stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares were issued and outstanding at October 31, 2002 and April 30, 2002.

Common Stock - The Company has authorized 40,000,000 shares of common stock with a par value of $.001. During April 2002, in connection with its organization, the Company issued 7,500,000 shares of its previously authorized but unissued common stock at $.001 per share for payment of organization costs of $1,870 and non-cash services valued at $5,630 including $2,100 which has been classified as deferred stock offering costs and $3,530 which has been classified as general and administrative expense.

NOTE 3 - INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial
Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109
requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

                                       F-6

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES [Continued]

The Company has available at October 31, 2002 unused operating loss carryforwards of approximately $72,000 which may be applied against future taxable income and which expire in various years through 2023. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $10,800 and $800 as of October 31, 2002 and April 30,
2002, respectively, with an offsetting valuation allowance of the same amount, resulting in a change in the valuation allowance of approximately $10,000 during the six months ended October 31, 2002.

NOTE 4 - RELATED PARTY TRANSACTIONS

Advances - Sky Way Global, LLC ("Global"), an entity under common control, paid
$26,725 for consulting services rendered to the Company as part of a consulting agreement [See Note 7]. On May 1, 2002, Global advanced the Company cash of
$1,000. The Company has used office space, supplies, personnel, equipment, etc.
of Global. Global has paid all of the costs and provides a billing to the
Company for its share. Global has billed the Company a total of $214,290 for expenses during the six months ended October 31, 2002. At October 31, 2002, the
Company owes Global a total of $242,015. The advances bear no interest and are due on demand.

Management Compensation - In April 2002, the Company issued 5,400,000 shares of common stock to officers/shareholders of the Company or entities related to them for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530. The Company has not paid any cash compensation to any officer or director of the Company.

NOTE 5 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company was only recently formed, has incurred losses since its inception, has current liabilities in excess of current assets and has not yet commenced planned principal operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                      F-7

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 6 - LOSS PER SHARE

The following data shows the amounts used in computing loss per share:

                                                                                     From inception
                                                    For the Three    For the Six      on April 24,
                                                    Months Ended     Months Ended     2002 through
                                                     October 31,      October 31,      October 31,
                                                        2002             2002             2002
                                                   _____________     _____________    _______________
         Loss from operations available to
           common shareholders (numerator)         $    (99,735)     $    (208,959)   $     (214,359)
                                                   _____________     _____________    _______________
         Weighted average number of common
           shares outstanding used in loss per
           share for the period (denominator)         7,500,000          7,500,000         7,500,000
                                                   _____________     _____________    _______________

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

NOTE 7 - COMMITMENTS

Licensing Agreement - The Company entered into a ten-year licensing agreement with Sky Way Global, LLC ("Global"), an entity under common control. The Company is to pay a royalty fee of 5% of gross sales for the exclusive right to use
Global's high-speed, broadband wireless technology for the aircraft industry.
The royalty fee will be adjusted every six months, but is limited to 30% of gross sales. The agreement is renewable in five-year increments with mutual consent.

Consulting Agreement - At the time of its organization, the Company entered into an agreement with a consultant who was to provide assistance related to fund raising and future stock offerings. The consultant received 1,500,000 shares of common stock valued at $1,500. The consultant also received cash payments of
$26,725 from Sky Way Global, LLC for his services [See Note 4]. The payments have been classified as deferred stock offering costs.

NOTE 8 - SUBSEQUENT EVENTS

Proposed Stock Offering - The Company is proposing to make a public offering of
5,000,000 shares of its previously authorized but unissued common stock. This offering is proposed to be registered with the Securities and Exchange
Commission on Form SB-2. An offering price of $17.50 per share has been arbitrarily determined by the Company. The offering will be managed by Company management, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. Offering costs are estimated to be approximately $73,000. At October 31, 2002, the
Company had deferred $34,325 of fees and consulting services rendered related to the proposed stock offering which will be offset against the proceeds of the offering in capital in excess of par value. Of the $34,325 of deferred stock offering costs, $2,100 was paid by issuing 2,100,000 shares of common stock.

                                       F-8

                              SKY WAY AIRCRAFT INC.
                          [A Development Stage Company]

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 8 - SUBSEQUENT EVENTS [Continued]

Asset Purchase Agreement - On January 16, 2003, the Company signed an Asset
Purchase Agreement with Claircom Communications Group, Inc. ["Claircom"] to purchase certain network equipment and information about ground-site lease contacts for $500,000. The agreement calls for $250,000 cash to be paid upon execution and $250,000 cash to be paid by May 30, 2003. Sky Way Global, an entity under common control, made the initial $250,000 payment on behalf of the
Company. The agreement also prohibited Claircom from assigning certain patent rights to third parties until February 28, 2003.

Stock Issuance - On February 20, 2003, the Company signed an agreement with
Michael T. Williams, Esq. to issue 25,000 shares of common stock in exchange for legal services. The agreement provides for the stock to be registered with the
Securities and Exchange Commission on Form S-8.

Stock Cancellation and Contingency - In March 2003, the Company's Board of
Directors approved to cancel 2,100,000 shares of common stock that had been accounted for as issued to consultants in April 2002. Management claims that consideration was not received for the stock. Although the certificates representing these shares were not delivered, the possibility exists that the consultants may demand delivery of the shares pursuant to agreements with the
Company.

Stock Split - On March 11, 2003, the Company's Board of Directors approved a
1.8516-for-1 forward stock split.

Amended and Restated Software License and Services Agreement and Stock Issuance
- On March 11, 2003, the Company signed an Amended and Restated Software License and Services Agreement with Sky Way Global ["Global"], an entity under common control, to replace the Company's previous License Agreement. The new agreement grants to the Company use of certain software applications and source code for homeland security and other applications in the aircraft and other industries.
The new agreement calls for the Company to issue 1,360 shares of post-split common stock to Global. The agreement has an indefinite term but may be cancelled by the Company at any time. Global may cancel the agreement if either the Company fails to correct a breach of the agreement following 30 days written notice or the Company issues more than 20% of its outstanding stock within any twelve-month period and such issuance directly or indirectly results in, or if there otherwise occurs, a change in the majority of the Company's Board of
Directors.

                                       F-9

 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

                                       36

PRELIMINARY PROSPECTUS
SKY WAY AIRCRAFT, INC.
Dated _____________, 2003

$87,500,000
5,000,000 Common Shares
At $17.50 per Common Share
There is no minimum offering amount.

The common shares are being offered on a self underwritten basis by Brent C.
Kovar and James Kent, officers and directors of Sky Way Aircraft.

Our offering will commence on the effective date of this prospectus and will
terminate no later than December 31, 2003.   Since there is no minimum amount of
shares that must be sold, the proceeds of the offering may be $0 to $87,500,000.
We may receive no proceeds.

Our officers and directors will sell the securities.

Our common stock is not now listed on any national securities exchange, the
NASDAQ stock market or the Over the Counter Bulletin
Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       37

                                     Part II
                     Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

The Nevada Revised Statutes grants to us the power to indemnify the officers and directors of Sky Way Aircraft, under certain circumstances and under certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of
Sky Way Aircraft and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

Our bylaws provide as follows:

Sky Way Aircraft shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative
(other than an action by or in the right of Sky Way Aircraft, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of Sky
Way Aircraft or is or was serving at the request of Sky Way Aircraft as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses
(including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of Sky Way Aircraft, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interest of
Sky Way Aircraft and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Sky Way Aircraft shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Sky Way Aircraft to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of Sky Way Aircraft or is or was serving at the request of Sky Way Aircraft as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorney fees)
actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interest of Sky Way Aircraft; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to us unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

To the extent that a director, officer, employee, fiduciary or agent of Sky Way
Aircraft has been successful on the merits in defense of any action, suit, or proceeding referred to in the first two paragraphs of this Article VII or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

Any indemnification under the first two paragraphs of this Article VII (unless ordered by a court) shall be made by Sky Way Aircraft only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said first two paragraphs. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

                                       38

Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by Sky Way Aircraft in advance of the final disposition of such action, suit, or proceeding as authorized in this
Article VII upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Sky Way Aircraft as authorized in this Article VII.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the
Articles of Incorporation, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of Sky Way Aircraft or who is or was serving at the request of Sky Way Aircraft as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not Sky Way Aircraft would have the power to indemnify him against such liability under the provisions of this Article VII.

Item 25. Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of the common stock being registered hereunder other than underwriting commissions and expenses are estimated below.

Registration fee                      $  15,107.75
Printing expenses                         5,000.00
Accounting fees and expenses              5,000.00
Legal fees and expenses                  32,500.00
State securities law fees
   and expenses                           5,000.00
Miscellaneous expenses                   10,000.00
                                      ------------
Total                                 $  72,607.75
                                      ============

Item 26. Recent Sales of Unregistered Securities

During April 2002, Sky Way Aircraft issued 5,400,000 common shares to KH-01, an entity controlled by Brent Kovar and Joy Kovar, officers and directors of Sky
Way Aircraft and Glenn Kovar for payment of organization costs of $1,870 and non-cash services rendered valued at $3,530 or $.001 per common share. These shares were split 1.8516 for 1 share as of March 11, 2003

1360 shares issued to assigns of Sky Way Global under amended license agreement as of March 11, 2003, following our stock split. We valued these shares at
$23,800 or $17.50 per share for financial statement purposes based upon the share price in this offering.

The above issuances of common shares were made to sophisticated individuals pursuant to an exemption from registration under Sec. 4(2) of the Securities Act of 1933.

Although we were a party to certain agreements for which we were to issue an additional 2,100,000 shares to two entities in exchange for certain services to be rendered, because the agreed-upon services were not rendered, we have not physically issued and do not intend to issue these additional shares.

                                       39

Item 27.   Exhibit Index.

   (3)        Articles of Incorporation dated April 24, 2002

 (3.1)        Bylaws

   (4)        Specimen certificate for common stock

   (5)        Consent and Opinion of Williams Law Group, P.A. regarding legality of securities registered under this Registration Statement and to the references to such attorney in the prospectus filed as part of this Registration Statement *

  (10)        License Agreement with Sky Way Global

(10.1)        Asset Purchase Agreement with Claircom Communications

(10.2)        Amended and Restated License Agreement with Sky Way Global *

  (23)        Consent of Pritchett, Siler & Hardy, P.C.

*Filed herewith

Item 28. Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, we shall treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

                                       40

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of
1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Clearwater Florida, as of the 11th of March 2003.

Sky Way Aircraft, Inc.

---------------------------- -------------------------- -------------------------- --------------------------
Title                        Name                       Date                       Signature
---------------------------- -------------------------- -------------------------- --------------------------
Principal Executive Officer  Brent C. Kovar             3-11-2003                  /s/Brent C. Kovar
---------------------------- -------------------------- -------------------------- --------------------------
Principal Accounting         James Kent                 3-11-2003                  /s/James Kent
Officer
---------------------------- -------------------------- -------------------------- --------------------------
Principal Financial Officer  James Kent                 3-11-2003                  /s/James Kent
---------------------------- -------------------------- -------------------------- --------------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

---------------------------- -------------------------- -------------------------- --------------------------
SIGNATURE                    NAME                       TITLE                      DATE
---------------------------- -------------------------- -------------------------- --------------------------
/s/Brent C. Kovar            Brent C. Kovar             Director                   3-11-2003
---------------------------- -------------------------- -------------------------- --------------------------
/s/Joy Kovar                 Joy Kovar                  Director                   3-11-2003
---------------------------- -------------------------- -------------------------- --------------------------
/s/James Kent                James Kent                 Director                   3-11-2003
---------------------------- -------------------------- -------------------------- --------------------------